Exhibit 10.1
PURCHASE AGREEMENT
(West Coast Power)
By and Among
NRG WEST COAST LLC,
as Buyer,
NRG ENERGY, INC.,
DPC II INC.
as Seller
and
DYNEGY INC.
December 27, 2005

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS

Exhibits

Exhibit A	Certain Definitions
Exhibit B	Form of Assignment of Membership Interest
Exhibit C	Form of Transition Services Agreement
Exhibit D	Form of Agency Services Agreement Interest
Exhibit E	Form of Termination Agreement
Exhibit F	Form of Litigation Agreement
Exhibit G	Form of Mutual Release and Waiver Agreement

Schedules

Schedule 3.1	Liens and Encumbrances
Schedule 3.4(a)	Consents — Seller
Schedule 3.4(b)	Approvals — Seller
Schedule 3.6	Compliance with Laws
Schedule 3.7	Compliance with Orders
Schedule 3.8(a)	Contracts
Schedule 3.8(b)	Enforceability and Defaults
Schedule 3.8(c)	Third Party Consents
Schedule 3.9	Permits and Licenses
Schedule 3.10	Litigation
Schedule 3.11	Tax Matters
Schedule 3.12(a)	Financial Statements
Schedule 3.12(b)	Obligations and Liabilities
Schedule 3.14	Insurance
Schedule 3.16	Operation of Business
Schedule 4.3(a)	Consents — Buyer
Schedule 4.3(b)	Approvals — Buyer
Schedule 5.5(a)	Specified Obligations
Schedule 5.5(f)	Security
Schedule 6.1(a)	Closing Conditions — Approval, Consents and Releases

i

PURCHASE AGREEMENT
(West Coast Power)
     THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of the 27th day of December, 2005 (the “Effective Date”), by and among NRG Energy, Inc., a Delaware corporation (“NRG”), NRG West Coast LLC, a Delaware limited liability company (“Buyer”), DPC II Inc., a Delaware corporation (“Seller”) and Dynegy Inc., an Illinois corporation (“Dynegy”). Buyer, NRG, Seller and Dynegy may be referred to herein, collectively, as the “Parties,” and, individually, as a “Party.”
RECITALS
     WHEREAS, the Buyer and Seller each own 50% of the issued and outstanding Membership Interest of WCP (Generation) Holdings LLC, a Delaware limited liability company (“WCP Holdings”);
     WHEREAS, WCP Holdings owns 100% of the issued and outstanding membership interest of West Coast Power LLC, a Delaware limited liability company (“WCP”);
     WHEREAS, WCP owns 100% of the issued and outstanding membership interests of (a) Cabrillo Power I LLC, a Delaware limited liability company (“Cabrillo I”), (b) Cabrillo Power II LLC, a Delaware limited liability company (“Cabrillo II”), (c) El Segundo Power, LLC, a Delaware limited liability company (“El Segundo”), (d) El Segundo Power II LLC, a Delaware limited liability company (“El Segundo II”), and (e) Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”) (Cabrillo I, Cabrillo II, El Segundo, El Segundo II and Long Beach are each referred to herein individually as a “Project Company” and collectively as the “Project Companies”), each of which (other than El Segundo II) own power generation facilities in the State of California (the “Projects”);
     WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, all of Seller’s membership interest in WCP Holdings (such membership interest shall be referred to herein as the “Membership Interest”), subject to the terms and conditions hereof; and
     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A attached hereto.
     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants, agreements and undertakings hereafter made, the Parties hereto have agreed as follows:
SECTION 1. SALE AND PURCHASE OF THE INTERESTS
     1.1 Agreement of the Seller. The Seller, in reliance upon the representations, warranties, covenants and agreements of the Buyer set forth herein and in consideration for the payment of the Purchase Price, hereby agrees to sell, transfer, assign and deliver the Membership Interest to the Buyer at the Closing, free and clear of all Encumbrances, upon and subject to the terms, conditions and provisions of this Agreement.

     1.2 Agreement of the Buyer. The Buyer, in reliance upon the representations, warranties, covenants and agreements of the Seller set forth herein, and upon and subject to the terms, conditions and provisions of this Agreement, hereby agrees to purchase the Membership Interest at the Closing for the Purchase Price.
SECTION 2. THE CLOSING
     2.1 Time and Place. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the closing of the transaction contemplated by the RRP Purchase Agreement at the offices of Locke Liddell & Sapp LLP in Houston, Texas, on (i) the last business day of the month in which all conditions to the Closing are satisfied (or, with respect to any condition not satisfied, waived) in accordance with this Agreement, or (ii) at such other date, time, means or place as the Parties may agree in writing.
     2.2 Purchase Price.
     (a) The aggregate purchase price for the Membership Interest (the “Purchase Price”) shall equal the sum of TWO HUNDRED AND FIVE MILLION DOLLARS ($205,000,000). At the Closing, the Buyer, unless otherwise agreed in writing by Seller, shall pay to the Seller the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller no later than two (2) business days prior to the Closing.
     (b) At Closing, the Buyer and Seller will acknowledge and approve a comprehensive funds flow statement which shall provide for a netting of the various amounts due among the Parties in connection with the transactions contemplated by this Agreement, including but not limited to (i) amounts due to the Dynegy Parties as contemplated by Section 6.2(f), (ii) any Back-Up Cash Collateral as contemplated by the Agency Services Agreement, (iii) any amount due to Seller pursuant to Section 5.5(e) hereof and (iv) the aggregate purchase price due to NRG or its Affiliates pursuant to the RRP Purchase Agreement.
     2.3 Purchase Price Adjustment. The Purchase Price shall be adjusted as follows (the “Purchase Price Adjustment”):
     (a) Within five (5) Business Days following the completion and issuance of the Audited 2005 Balance Sheet, Seller shall prepare a written calculation of Actual Working Capital (the “Working Capital Statement”) and shall deliver such Working Capital Statement to Buyer. If Actual Working Capital is determined to be less than $262,000,000, the Purchase Price shall be decreased by an amount equal to 50% of the difference between $262,000,000 and Actual Working Capital (the “Deficiency Amount”). If the Actual Working Capital is determined to be $262,000,000 or more, there shall be no adjustment to the Purchase Price.
     (b) If the Closing shall have not yet occurred as of the date of delivery of the Working Capital Statement to Buyer, the Deficiency Amount shall be deducted from the Purchase Price otherwise payable to Seller at Closing as set forth in Section 2.2. If the

Closing already shall have occurred as of such delivery date, the Deficiency Amount shall be paid by Seller to Buyer by wire transfer of immediately available funds within five Business Days following the delivery of the Working Capital Statement to Buyer.
     (c) The determination of Actual Working Capital from the Audited 2005 Balance Sheet shall be final and not subject to dispute, absent manifest error, by any party.
     2.4 Actions Taken at the Closing by the Seller. At the Closing, the Seller and Dynegy shall take the following actions:
     (a) Assignment of Membership Interest. The Seller shall execute and deliver to the Buyer an Assignment of Membership Interest, in substantially the form attached hereto as Exhibit B.
     (b) Transition Services Agreement. Dynegy shall, and shall cause each of the Dynegy Parties set forth on the signature page thereto to, execute and deliver to NRG the Transition Services Agreement in substantially the form attached hereto as Exhibit C.
     (c) Agency Services Agreement. If applicable pursuant to Section 5.5(d) hereof, Dynegy shall, and shall cause each of the Dynegy Parties set forth on the signature page thereto to, execute and deliver to the Buyer the Agency Services Agreement in substantially the form attached hereto as Exhibit D.
     (d) Termination Agreement. Dynegy shall, and shall cause each of the Dynegy Parties set forth on the signature page thereto to, execute and deliver to NRG the Termination Agreement in substantially the form attached hereto as Exhibit E.
     (e) Good Standing Certificates. The Seller shall deliver to the Buyer certificates of good standing and existence with respect to each of the Seller, Dynegy, WCP Holdings, WCP, and each Project Company.
     (f) Corporate Resolutions. The Seller shall deliver to the Buyer corporate resolutions of Dynegy, reasonably acceptable in form and substance to the Buyer, authorizing the execution and delivery of this Agreement by Seller and Dynegy and the taking of all actions contemplated hereby.
     (g) Consents. The Seller shall receive and deliver to the Buyer the consents set forth on Schedule 3.4(b) and the regulatory approvals set forth on Schedule 6.1(a).
     (h) Closing Certificate. The Seller shall execute and deliver to the Buyer the certificate required by Section 6.2(c).
     (i) Books and Records. The Seller shall deliver to Buyer copies of (A) all pertinent books and accounting records related to WCP Holdings, WCP and the Project Companies and (B) all engineering, engineering studies, layout design, cost estimates, pro forma economics, and supporting data for the proposed repowering of the Long Beach Project.

     (j) Agreement Regarding Specified Litigation. Dynegy shall, and shall cause each of the Dynegy Parties set forth on the signature page thereto to, execute and deliver to NRG the Agreement Regarding Specified Litigation in substantially the form attached hereto as Exhibit F (the “Litigation Agreement”).
     (k) Mutual Release and Waiver Agreement. Dynegy shall, and shall cause each of the Dynegy Parties set forth on the signature page thereto to, execute and deliver to NRG the Mutual Release and Waiver Agreement in substantially the form attached hereto as Exhibit G.
     (l) Certificate of Non-Foreign Status. Seller shall deliver to Buyer a certificate of non-foreign status dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), that Seller is not a “foreign person” as defined in Section 1445 of the Code.
     (m) Schedule of Specified Obligations. Seller shall deliver to Buyer a revised Schedule 5.5(a) setting forth the Specified Obligations as of the Closing Date, as provided in Section 5.5(g).
     (n) Additional Documents. The Seller shall deliver to Buyer such other certificates, instruments and documents that the Buyer may reasonably request.
     2.5 Actions Taken at the Closing by the Buyer. At the Closing, the Buyer and NRG shall take the following actions:
     (a) Assignment of Membership Interest. The Buyer shall execute and deliver to the Seller an Assignment of Membership Interest, in substantially the form attached hereto as Exhibit B.
     (b) Good Standing Certificates. The Buyer shall deliver to the Seller a certificate of good standing and existence with respect to the Buyer and NRG.
     (c) Transition Services Agreement. NRG shall, and shall cause each of the NRG Parties set forth on the signature page thereto to, execute and deliver to Dynegy the Transition Services Agreement in substantially the form attached hereto as Exhibit C.
     (d) Agency Services Agreement. If applicable pursuant to Section 5.5(b) hereof, the Buyer shall, and shall cause each of the NRG Parties set forth on the signature page thereto to, execute and deliver to Dynegy the Agency Services Agreement in substantially the form attached hereto as Exhibit D.
     (e) Counterparty Releases. To the extent not previously received by the Seller, the Buyer shall deliver to the Seller the Counterparty Releases provided for in Section 5.5(a) hereof.
     (f) Back-up Cash Collateral. If applicable pursuant to the Agency Services Agreement, the Buyer shall deliver to the Seller the Back-Up Cash Collateral.

     (g) Termination Agreement. NRG shall, and shall cause each of the NRG Parties set forth on the signature page thereto to, execute and deliver to Dynegy the Termination Agreement in substantially the form attached hereto as Exhibit E.
     (h) Corporate Resolutions. NRG shall deliver to the Seller corporate resolutions of NRG, reasonably acceptable in form and substance to the Seller, authorizing the execution and delivery of this Agreement by NRG and Buyer and the taking of all actions contemplated hereby.
     (i) Payment of Purchase Price. The Buyer shall pay the Purchase Price to the Seller pursuant to Section 2.2.
     (j) Consents. The Buyer shall receive and deliver to the Seller the consents set forth on Schedule 4.3(b) and the regulatory approvals set forth in Section 5.1.
     (k) Closing Certificate. The Buyer shall execute and deliver to the Seller the certificate required by Section 6.3(c).
     (l) Agreement Regarding Specified Litigation. NRG shall, and shall cause each of the NRG Parties set forth on the signature page thereto to, execute and deliver to Dynegy the Litigation Agreement in substantially the form attached hereto as Exhibit F.
     (m) Mutual Release and Waiver Agreement. NRG shall, and shall cause each of the NRG Parties set forth on the signature page thereto to, execute and deliver Dynegy the Mutual Release and Waiver Agreement in substantially the form attached hereto as Exhibit G.
     (n) Additional Documents. The Buyer shall deliver to the Seller such other certificates, instruments and documents that the Seller may reasonably request.
     2.6 Allocation of Purchase Price.
     (a) The Buyer and the Seller agree that in accordance with Revenue Ruling 99-6, 1999-1 CB 432, the purchase of the Membership Interests shall be treated as a purchase by Buyer of an undivided 50% interest in each of the assets of WCP Holdings and its subsidiaries. Buyer will determine a Purchase Price and a final allocation of that price among the assets of WCP Holdings and its subsidiaries pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, and related Treasury Regulations (the “Final Allocation”). Buyer shall provide such final allocation in writing to Seller within 30 days after the Closing Date. The Seller shall, in good faith, have the right to object to the Final Allocation and any such objection shall be delivered to the Buyer in writing no more than 30 days after the Final Allocation is delivered to the Seller. If the Seller objects, the Seller and the Buyer shall negotiate in good faith to resolve the objection. If the Seller and the Buyer cannot resolve such objection within 30 days, the objection shall be referred to Deloitte & Touche LLP (or if such firm is unwilling or unable to serve, another nationally recognized accounting firm mutually agreed on by the Buyer and the Seller for prompt resolution.) The decision of such accounting firm shall be binding on the Buyer and the Seller. The Final Allocation shall be amended to reflect the decision of such accounting firm or the results of any such negotiations. The cost and fees incurred from the services provided by such accounting firm will be split equally between Buyer and Seller.
     (b) The Seller and the Buyer (i) shall be bound by the Final Allocation for purposes of determining any and all consequences with respect to federal, state and local taxes of the transactions contemplated herein (ii) shall prepare and file all tax returns to be filed with any taxing authority in a manner consistent with the Final Allocation and (iii) shall take no position inconsistent with the Final Allocation in any tax return, in any discussion with or proceeding before any taxing authority, or otherwise. In the event that the Final Allocation is disputed by any taxing authority and in the event that the applicable statute of limitations has not expired with respect to either the Seller or the Buyer, the Party receiving notice of such dispute shall promptly notify and consult with the other Party hereto concerning resolution of such dispute, and no such dispute shall be finally settled or compromised without the mutual consent of the Seller and the Buyer, as applicable, which consent shall not be unreasonably withheld.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER AND DYNEGY
        Except as set forth in the Disclosure Schedules referenced herein and attached hereto, the Seller and Dynegy, jointly and severally, represent and warrant to the Buyer that as of the date hereof:
     3.1 Ownership of Membership Interest. The Seller is the legal and beneficial owner of the Membership Interest and holds those interests free and clear of any and all Encumbrances whatsoever, other than those arising under this Agreement or those listed on Schedule 3.1. Upon transfer of the Membership Interest to the Buyer, title to the Membership Interest will be vested in the Buyer free and clear of any and all Encumbrances other than limitations imposed by federal and state securities laws on the transfer of Membership Interests. The Membership Interest is not subject to any agreement with respect to the voting thereof, nor has the Seller granted any proxy or option that is presently in existence with respect to the Membership Interest.
     3.2 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of the Seller and Dynegy, and this Agreement is a legal, valid and binding obligation of the Seller and Dynegy, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency and other laws relating to protection from creditors or general equitable principles.
     3.3 Organization, Standing and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business presently conducted by the Seller. Dynegy is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business presently conducted by Dynegy.

     3.4 Consents and Approvals; No Conflict.
     (a) Except as set forth on Schedule 3.4(a), the execution and delivery of this Agreement by the Seller and Dynegy does not, and the consummation by the Seller of the transactions contemplated hereby will not, (i) conflict with or result in a breach of or a default under, or result in an occurrence which with the lapse of time could result in a default under, or give rise to any right of termination, cancellation, acceleration or other right with respect to, or any lien, claim, charge, restriction or encumbrance under, any of the terms, conditions or provisions of any note, debenture, bond, mortgage or indenture, or any Contract to which the Seller or Dynegy is a party or by which any of their respective properties or assets are bound, (ii) conflict with or violate any provisions of the charter documents of the Seller or Dynegy.
     (b) Except as described on Schedule 3.4(b), (i) the execution and delivery of this Agreement by the Seller and Dynegy does not, and the consummation by the Seller of the transactions contemplated hereby will not, violate any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Seller or Dynegy or any of their respective properties, and (ii) no consent or approval by, or registration, qualification or filing with or notice to, any Governmental Authority is required to be obtained or made by the Seller or Dynegy in connection with the execution and delivery by the Seller and Dynegy of this Agreement or for the consummation by the Seller of the transactions contemplated hereby, except for consents, approvals, registrations, qualifications, filings or notices pursuant to applicable Environmental Laws or where the violation or the failure to obtain any such consent, approval, registration, qualification, filing or notice would not result in a Material Adverse Effect.
     3.5 Brokerage or Finder’s Fees. Neither the Seller nor any of its Affiliates, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated herein.
     3.6 Compliance with Laws. Except for the Specified Litigation Matters or as set forth on Schedule 3.6, Seller and its Affiliates have complied in all respects with all Laws (other than Environmental Laws) applicable to Seller’s ownership of the Membership Interests and procurement of fuel and the marketing of electricity in connection with the Project Companies, in each case except to the extent such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.7 Compliance with Orders. Except for the Specified Litigation Matters or as set forth in Schedule 3.7 hereto, to the Knowledge of Seller there is no material, uncured default under any order, writ, judgment, award, injunction or decree of any Governmental Authority applicable to the Seller, WCP Holdings, WCP or the Project Companies.
     3.8 Commercial Contracts.
     (a) Schedule 3.8(a) hereto sets forth each Commercial Contract as of December 19, 2005, true, correct, and complete copies of which have been provided to

Buyer, subject to redaction only to the extent by third parties prior to Seller or Dynegy’s receipt or control of any such redacted contract or agreement.
     (b) Except as set forth on Schedule 3.8(b) hereto, each Commercial Contract is a legal, valid and binding obligation of DMT, DPM or a Project Company, as applicable, and, to the Knowledge of Seller and Dynegy, the other parties thereto, enforceable against DMT, DPM or a Project Company, as applicable, and, to the Knowledge of Seller and Dynegy, the other parties thereto, in all material respects in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The copy of each written Commercial Contract furnished or made available to Buyer is a true and complete copy of the document it purports to represent and reflects all material amendments thereto made through the date of this Agreement, subject to redaction only to the extent by third parties prior to Seller or Dynegy’s receipt or control of any such redacted contract or agreement. Except as set forth on Schedule 3.8(b) hereto, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by DMT, DPM and/or any Project Company, as applicable, under any Commercial Contract, and to the Knowledge of Seller or Dynegy no such event has occurred which constitutes or would constitute a material default by any other party to any Commercial Contract.
     (c) Except as set forth on Schedule 3.8(c), no Commercial Contract requires the consent of a third party as a result of the transactions contemplated by this Agreement or the Ancillary Agreements.
     3.9 Permits and Licenses. Schedule 3.9 hereto identifies the licenses and Permits, other than environmental licenses and Permits, from all Governmental Authorities which are necessary for the administration of the Commercial Contracts by DMT, DPM or a Project Company (the “Licenses”). All such Licenses are currently in full force and effect. Except for the Specified Litigation Matters or as set forth on Schedule 3.9 or Schedule 3.10, (i) no action, arbitration, audit, hearing, investigation, litigation, suit or other proceeding or notice is now or has ever been filed or commenced against DMT, DPM or a Project Company relating to the revocation, suspension, conditioning or failure of renewal of such Licenses, or the violation nor alleged violation of any such License, and (ii) there is no governmental proceeding pending or, to the Knowledge of Seller or Dynegy, threatened by any Governmental Authority to cancel, modify, or fail to renew any such License.
     3.10 Litigation. Except for the Specified Litigation Matters or as set forth on the attached Schedule 3.10, to the Knowledge of Seller or Dynegy there are no actions, suits or proceedings pending or threatened against WCP Holdings, WCP, any Project Company or the Projects. Except for the Specified Litigation Matters or as set forth on Schedule 3.10, to the Knowledge of Seller or Dynegy there are no outstanding judicial orders or judgments to which WCP Holdings, WCP or any Project Company is subject or the Projects are bound.

     3.11 Tax Matters. Except as set forth in Schedule 3.11:
     (a) Seller has filed all Tax Returns required to be filed for, on behalf of or related to WCP Holdings, WCP or the Project Companies, all such Tax Returns are correct and complete in all respects, and all Taxes owed by WCP Holdings, WCP and the Project Companies, whether or not shown on a Tax Return, have been timely paid. None of WCP Holdings, WCP or the Project Companies currently is the beneficiary of any extension of time within which to file a Tax Return, and have not waived any statute of limitations in respect to a tax assessment or deficiency. No taxing authority has assessed any additional Taxes against WCP Holdings, WCP or the Project Companies for any taxable period ending subsequent to the date the respective Projects were acquired by the applicable Project Company from the sellers of such Projects or otherwise claimed in writing that any such entity owes or may owe additional Taxes.
     (b) WCP Holdings, WCP and the Project Companies have at all times since their organization been treated as disregarded entities for United States federal and California state tax purposes. WCP Holdings has at all times since its formation been treated as a partnership for United States federal and California state tax purposes.
     (c) To the Knowledge of Seller, no lien other than liens or other encumbrances securing payment of Taxes or other similar assessments that are, in either case, not yet delinquent, or, if delinquent, are being contested in good faith by appropriate proceedings as set forth on Schedule 3.11 has been attached to or against any Project with respect to Taxes.
     (d) Seller has withheld and timely paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid over in connection with amounts remitted by Seller to any independent contractors, creditors or other third parties.
     (e) Except as set forth on Schedule 3.11, there is no dispute, claim, audit, investigation, request for information or record retention agreement concerning any Tax liability of Seller, WCP Holdings, WCP or a Project Company claimed, raised, received or entered into by or with any Tax authority either (i) by written notice or agreement to or with Seller or, to the Knowledge of Seller, WCP Holdings, WCP or a Project Company, or (ii) to the Knowledge of Dynegy and Seller, otherwise. All Taxes required by applicable Law to be withheld or collected by or on behalf of Dynegy, Seller, DMT or DPM (as applicable, in connection with performance of their obligations under the Energy Management Agreements or Administrative Services Agreement), or WCP Holdings, WCP or a Project Company relating to the Projects (but excluding employees and/or independent contractors of NRG or its Affiliates other than WCP Holdings, WCP or the Project Companies) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority.

     3.12 Financial Statements.
     (a) Schedule 3.12(a) contains the unaudited consolidated balance sheet of WCP and the Project Companies at September 30, 2005 (the “Current Balance Sheet”), and the related unaudited consolidated statement of income for the nine months ended September 30, 2005 (together with the Current Balance Sheet, the “Unaudited Financial Statements”). The Unaudited Financial Statements, together with the audited consolidated balance sheet of WCP and the Project Companies as of December 31, 2004 and 2003 and the audited consolidated statements of income and cash flows for the years ended December 31, 2004, 2003 and 2002, together with the auditor’s report thereon and the notes thereto (the “Audited Financial Statements”) are collectively referred to herein as the “Financial Statements.” Except as otherwise noted in the Audited Financial Statements or on Schedule 3.12(a), the Audited Financial Statements have been prepared in accordance with U.S. GAAP, on a consistent basis, and present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of WCP and the Project Companies, as of and for the periods to which they relate. Except as otherwise noted in the Unaudited Financial Statements or on Schedule 3.12(a), the Unaudited Financial Statements have been prepared in accordance with U.S. GAAP (other than the absence of footnotes), on a consistent basis, and present fairly, in all material respects, the consolidated financial condition and results of operations of WCP and the Project Companies, as of and for the period to which they relate.
     (b) Except as set forth on Schedule 3.12(b), none of WCP Holdings, WCP or any Project Company has incurred any obligations or liabilities (whether accrued, absolute, contingent or otherwise) required by U.S. GAAP to be reflected on a balance sheet (or footnotes thereto) prepared in accordance with U.S. GAAP that were not reflected or reserved for in the Financial Statements or noted in the footnotes thereto, other than (i) any obligations or liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet, (ii) obligations or liabilities arising out of the acts or omissions of NRG or any of its Affiliates, excluding WCP Holdings, WCP or the Project Companies or (iii) obligations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.
     3.13 Regulatory Status. Each Project Company is an “Exempt Wholesale Generator” within the meaning of Section 32(a) of the Public Utility Holding Company Act of 1935, as amended.
     3.14 Insurance. Except as set forth on Schedule 3.14, no insurance claims have been filed by Dynegy or Seller on behalf of WCP Holdings, WCP or the Project Companies. All claims set forth on Schedule 3.14 are true and correct in all material respects.
     3.15 Operation of the Business. Except as set forth on Schedule 3.15, neither Dynegy nor Seller has operated the Projects or caused the Projects to be operated other than through the WCP Holdings, WCP and the Project Companies.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER
     Except as set forth in the Disclosure Schedules references herein and attached hereto, Buyer and NRG, jointly and severally, represent and warrant to the Seller that as of the date hereof:
     4.1 Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business presently conducted by it. NRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business presently conducted by it.
     4.2 Authority. The execution and delivery by the Buyer and NRG of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and NRG, and this Agreement is a valid and binding obligation of the Buyer and NRG enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency and other laws relating to protection from creditors or general equitable principles.
     4.3 Consents and Approvals; No Conflict.
     (a) Except as set forth on Schedule 4.3(a), the execution and delivery of this Agreement by the Buyer and NRG does not, and the consummation by the Buyer of the transactions contemplated hereby will not, (i) conflict with or result in a material breach of or a default under, or result in an occurrence which with the lapse of time could result in a material breach of or default under, or give rise to any right of termination, cancellation, acceleration or other right with respect to, or any lien, claim, charge, restriction or encumbrance under, any of the terms, conditions or provisions of any note, debenture, bond, mortgage or indenture, or any Contract to which the Buyer, NRG, WCP Holdings, WCP or any Project Company is a party or by which any of their respective properties or assets are bound, (ii) conflict with or violate any provisions of the charter documents of the Buyer, NRG, WCP Holdings, WCP or any Project Company.
     (b) Except as described on Schedule 4.3(b), (i) the execution and delivery of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby will not, violate any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Buyer, NRG, WCP Holdings, WCP or any Project Company or any of their respective properties, and (ii) no consent or approval by, or registration, qualification or filing with, or notice to any Governmental Authority (including without limitation, any consent, approval, registration, qualification, filing or notice pursuant to applicable Environmental Laws) is required to be obtained or made by the Buyer, NRG, WCP Holdings, WCP or any Project Company in connection with the execution and delivery by the Buyer and NRG of this Agreement or for the consummation by the Buyer of the transactions contemplated hereby, except where the violation or the failure to obtain such consent, approval, registration, qualification, filing or notice would not result in a Material Adverse Effect.
     4.4 Availability of Funds. Buyer has (or at Closing will have) cash available which is sufficient to enable it to consummate the transactions contemplated by this Agreement.
     4.5 Brokerage or Finder’s Fees. Neither the Buyer nor any of its Affiliates, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated herein.
SECTION 5. ADDITIONAL AGREEMENTS
     5.1 Required Approvals.
     (a) The Parties shall file as promptly as practicable, but no later than twenty (20) business days following execution of this Agreement, an application of FERC under Section 203 of the Federal Power Act requesting approval for the transactions contemplated by this Agreement. The Parties shall use commercially reasonable efforts to secure the FERC approval for this application at the earliest possible date after the date of filing. Buyer shall have primary responsibility for the preparation and filing of the application described herein, subject to the review and approval provisions provided in Section 5.1(c) below.
     (b) With respect to all other approvals and consents, Buyer shall have primary responsibility and shall use commercially reasonable efforts to prepare and file as soon as practicable, subject to the review and approval provisions provided in Section 5.1(c) below, all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary consents, approvals, releases, Permits and authorizations of all applicable Governmental Authorities or other Persons (including but not limited to those set forth on Schedule 4.3(a) and Schedule 4.3(b)) necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement. Seller shall cooperate with Buyer in such process and shall make joint applications, notices, petitions and filings with respect to such matters as required.
     (c) Each Party shall have the right to review and approve in advance any and all necessary applications, notices, petitions, filings or other documents made or prepared in connection with the transactions contemplated by this Agreement, such approval not to be unreasonably withheld. All costs and expenses of the approvals and consents contemplated by this Section 5.1 (other than costs and expenses associated with Seller’s review of the same) shall be borne solely by the Buyer.
     5.2 Notification. Between the date of this Agreement and the Closing, Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (x) any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement of such Party contained in this Agreement not to be complied with or satisfied; or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.2 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in this Agreement or otherwise limit or affect the remedies available hereunder to any Party.
     5.3 Further Assurances. Upon the request of any Party, each Party will promptly execute and deliver such further instruments and documents as may be reasonably requested by a Party hereto in order to more fully effectuate, in the manner contemplated by this Agreement, the transactions described in this Agreement.
     5.4 Tax Matters. The Buyer shall prepare or have prepared and file all Tax Returns required to be filed by WCP Holdings and its subsidiaries for all Tax periods ending on or after Closing. The Buyer shall cause WCP Holdings and its subsidiaries, respectively, to report any income, gain, loss, deduction and expenses of WCP Holdings and its subsidiaries, as the case may be, utilizing the interim closing the books method with the closing period ending on the date of Closing and such allocations of income, gain, loss, deduction and expenses shall be made to the Buyer and Seller in accordance with the Limited Liability Company Agreement of WCP Holdings dated as of the 30th day of June, 1999. The Buyer shall deliver to Seller drafts of all Tax Returns (including underlying work papers) for any tax period that includes any period prior to Closing at least 30 days before the date that the Buyer intends to file any such Tax Returns for WCP Holdings and its subsidiaries. The Seller shall make any comments to such Tax Returns within 15 days after receipt of same or shall be deemed to have accepted such Tax Return as prepared by the Buyer. The Buyer shall make any changes to such Tax Returns reasonably requested by the Seller. The Buyer and the Seller shall each provide the other with all information reasonably necessary to prepare any applicable Tax Return. Notwithstanding anything in this Agreement to the contrary, Buyer shall timely pay any sales, transfer, stamp or similar tax, charge or assessments that may be due with respect to the transfer of the Membership Interests as contemplated by this Agreement but in no event shall Buyer be responsible for any income tax or assessment due by Seller and Buyer shall timely file any tax returns associated with such taxes, charges or assessments with the appropriate taxing authority.
     5.5 Specified Obligations and Counterparty Releases.
     (a) Schedule 5.5(a) attached hereto (as the same may be updated at Closing in accordance with Section 5.5(g) below) sets forth a list of contracts, letters of credit, guarantees and other obligations entered into by a Dynegy Party pursuant to the Energy Management Agreements or for which a Dynegy Party (whether individually or as a disclosed or undisclosed agent for WCP or any Project Company) is the account party or responsible party and which contracts, letters of credit, guarantees and other obligations of such Dynegy Party relate to or were incurred for the benefit of WCP Holdings, WCP and the Project Companies (the “Specified Obligations”).
     (b) From and after the date of this Agreement, Dynegy, Seller, Buyer and NRG shall use commercially reasonable efforts (which shall not include the payment of fees or the acceptance of materially adverse changes to such Specified Obligations) and shall cooperate with one another to cause the counterparties to the Specified Obligations to release each applicable Dynegy Party, from any and all liability and performance obligations of any kind under the Specified Obligations which accrue or arise on or after the Closing date, such releases (the “Counterparty Releases”) to be (i) duly executed by the applicable counterparties in writing and in form and substance reasonably acceptable to Dynegy, and (ii) with respect to release instruments delivered by any counterparty prior to Closing, contingent and conditioned upon the occurrence of the Closing. Without limiting the generality of the foregoing, Dynegy shall cause each applicable Dynegy Party and NRG shall cause each applicable NRG Party to execute and deliver such assignment and assumption agreements, novations or other assignment instruments as may be necessary to reflect the assignment of each Specified Obligation to, and the assumption of each Specified Obligation by, Buyer, NRG or its designated Affiliate, each such agreement to be in writing and in form and substance reasonably acceptable to Dynegy.
     (c) To the extent necessary to obtain any such Counterparty Release, Buyer or NRG will replace any cash collateral, guaranty, letter of credit or other performance assurance securing any Dynegy Party’s obligations under any such Specified Obligation including, with respect to any letter of credit for which a Dynegy Party is the account party or otherwise obligated to reimburse the issuer thereof, posting cash collateral to the holder thereof if necessary to obtain a release of such letter of credit. With respect to any Specified Obligations that are in the form of a letter of credit, Buyer and NRG agree and acknowledge that, after the Effective Date, the applicable Dynegy Party may cause any such letter of credit to be replaced with cash collateral and in such event such Dynegy Party shall be reimbursed by WCP or the applicable Project Company. NRG and Buyer acknowledge that the amount of any cash collateral, guaranty, letter of credit or other performance assurance posted by a Dynegy Party with the counterparty or beneficiary of any Specified Obligation may reflect netting of the exposure of the applicable counterparty to a Dynegy Party under any such Specified Obligation against such Dynegy Party’s exposure to the applicable counterparty under transactions unrelated to WCP Holdings, WCP, the Project Companies or Projects and that, as a consequence thereof, the amount of any cash collateral, guaranty, letter of credit or other performance assurance required to be posted by NRG or any Project Company to obtain a Counterparty Release may exceed the amount currently posted by the applicable Dynegy Party or may require performance assurance to be posted by NRG or any Project Company even though the Dynegy Party has not had to do so because of netting.
     (d) If Seller has not received a Counterparty Release for each Specified Obligation on or before Closing as provided above, then at Closing Buyer, NRG and its designated Affiliate shall, with respect to each such unreleased Specified Obligation, execute the Agency Services Agreement in the form of Exhibit D attached hereto, pursuant to which, upon and after Closing NRG and such designated Affiliate shall (i) fully and timely perform all of the applicable Dynegy Party’s obligations under such unreleased Specified Obligation as such Dynegy Party’s agent and designee, (ii) indemnify, defend and hold harmless the applicable Dynegy Party from any and all claims and liabilities arising on or after the Closing Date under such unreleased Specified Obligation, (iii) indemnify, defend and hold harmless the applicable Dynegy Party from fifty percent (50%) of any and all claims and liabilities arising prior to the Closing Date under such unreleased Specified Obligation, and (iv) be entitled to all of the revenue and benefits arising from such unreleased Specified Obligation, all as more particularly set forth in said Agency Services Agreement. Nothing in clause (iii) above, however, shall be construed to release DMT or DPM from any third party indemnification obligations they may have under the Energy Management Agreements.
     (e) To the extent a Dynegy Party has directly posted its own cash deposit or cash collateral with a counterparty to a Specified Obligation and such cash deposit or cash collateral has not been previously reimbursed to such Dynegy Party or replaced by Buyer, NRG or its designated Affiliate pursuant to this Section 5.5, at Closing (i) Buyer shall pay to Seller the aggregate amount of any such cash deposit or cash collateral (inclusive of any interest earned thereon if applicable), less any portion thereof actually paid to such counterparty (or reimbursed to such Dynegy Party) by Buyer, NRG or its designated Affiliate and (ii) upon Seller’s receipt of the amount(s) described in clause (i) above, Dynegy shall deliver to Buyer or Buyer’s designated Affiliate an assignment of all of such Dynegy Party’s rights in and to such cash deposit or cash collateral (inclusive of any interest earned thereon if applicable) and an instruction letter to the applicable Counterparty notifying such counterparty of such assignment and irrevocably instructing such counterparty that any return of any such cash deposit or cash collateral shall be made to Buyer, NRG or its designee and not the Dynegy Party.
     (f) Any security posted to Seller or Dynegy by a third party pursuant to any contract or arrangement with WCP or any of its subsidiaries, including but not limited to the items listed on Schedule 5.5(f), shall be assigned to Buyer at Closing.
     (g) At Closing, Seller shall provide to Buyer a revised Schedule 5.5(a) which shall update the list of Specified Obligations as of the Closing Date to reflect (i) the deletion of those Specified Obligations originally included as of the Effective Date for with a Counterparty Release has been obtained prior to Closing, and (ii) the inclusion of additional Specified Obligations, if any, incurred since the Effective Date pursuant to the Energy Management Agreements. All rights and obligations of Buyer and NRG at and after Closing with respect to Specified Obligations as set forth in this Agreement shall apply to each Specified Obligation set forth on the revised Schedule 5.5(a) to be provided to Buyer at Closing pursuant to this Section 5.5(g), and such revised schedule shall be attached as Exhibit A to the Agency Services Agreement to be executed at Closing.
     5.6 Conduct of Business Pending Closing. Prior to the Closing, except as contemplated by this Agreement, as required by applicable Law or with the prior written consent of Buyer (such consent not to be unreasonably withheld), Dynegy and Seller shall (i) cause DPM, DMT and DPMS to operate in accordance with its and their respective obligations under the Energy Management Agreements and Administrative Services Agreement, and (ii) cause their respective employees, acting on behalf of WCP Holdings, WCP, any Project Company or otherwise, to:

     (a) not cancel or take any action that would result in the cancellation of any insurance coverage maintained by DPMS under the Administrative Services Agreement for the benefit of the Project Companies or the Projects;
     (b) not modify or amend in any material respect any Specified Obligation;
     (c) not make any change in accounting methods or practices (including changes in reserve or accrual policies) applicable to WCP Holdings, WCP or any Project Company other than as required by changes in U.S. GAAP;
     (d) not make, change or revoke any Tax election in respect of WCP Holdings, WCP or any Project Company, or settle or compromise any Tax liability relating to WCP Holdings, WCP or any Project Company in excess of $100,000, in each case that would reasonably be likely to affect the Tax liability of WCP Holdings, WCP or any Project Company;
     (e) not enter into any joint venture, partnership or similar agreement with respect to WCP Holdings, WCP or any Project Company;
     (f) make distributions from WCP Holdings to its members in an aggregate amount of $1,500,000 for the month of December 2005, and not to make any distributions of any kind after December 31, 2005;
     (g) not enter into, without the prior consent of Buyer (not to be unreasonably withheld or delayed), any fuel supply or power sales contract or other obligation which could reasonably be expected to survive the Closing if entered into in the name of any Project Company or, if not entered into in the name of the Project Company, to result in the same being or becoming a Continuing Obligation (as defined in the Agency Services Agreement); or
     (h) Agree to do any of the foregoing.
     5.7 Preservation of Books and Records. The Parties agree that each of them shall preserve and keep the records held by them relating to WCP Holdings, WCP, the Project Companies or the Projects for the longer of (i) four years following the Closing Date and (ii) such longer period as required under applicable Law, and shall make such records and personnel available to the other as may be reasonably required by such Party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of a Party or in order to enable a Party to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event a Party wishes to destroy such records within four years after the Closing Date, such Party shall first give 90 days’ prior written notice to the other, and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that 90-day period, to take possession of the records.
     5.8 Employment Matters. Neither Buyer, WCP Holdings or the Project companies shall be responsible for any severance associated with termination of any Seller or Dynegy’s employees acting as agent for WCP Holdings or its subsidiaries.

     5.9 Insurance. Dynegy currently maintains property insurance for WCP and the project Companies under a blanket policy that includes other Dynegy assets. Upon closing of the transactions contemplated by this Agreement Dynegy’s obligation to provide such property insurance will cease, however, Buyer, NRG and its Affiliates will not be responsible for any termination fees or costs assessed by the applicable carrier in connection with the termination of such property insurance coverage, it being acknowledged and agreed that any return premium received in connection therewith will be shared equally between Seller and Buyer.
     5.10 Commercially Reasonable Efforts; No Inconsistent Action. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use commercially reasonable efforts, unless a different standard of conduct is expressly provided in this Agreement with respect to any action or matter, to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including taking all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable. No Party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this Section 5.10 shall limit the rights of either Party to terminate this Agreement if permitted under Section 7.
     5.11 Cooperation in Connection with 2005 Audited Financial Statements. Seller shall use commercially reasonable efforts to cooperate with and provide appropriate assistance and information to the applicable independent auditors in connection with the preparation of the audited consolidated financial statements of WCP and the Project Companies as of December 31, 2005 (collectively, the “2005 Audited Financials”), and the issuance of the related auditor’s report thereon, with a view towards the Form 10-K reporting requirements applicable to Dynegy and NRG, respectively, pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In addition, Seller shall provide Buyer with an opportunity to review and comment on the 2005 Audited Financials prior to their final issuance by the applicable independent auditors.
SECTION 6. CONDITIONS TO CLOSING
     6.1 Conditions Precedent to each Party’s Obligation to Close. The respective obligations of Buyer and Seller to effect the purchase and sale of the Membership Interest shall be subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived in whole or in part, in writing signed by Buyer and Seller):
     (a) The Parties shall have received all of the approvals, consents and releases set forth in Schedule 6.1(a) and all conditions to the effectiveness of such approvals, consents and releases as prescribed therein shall have been satisfied.
     (b) No statute, rule, regulation, executive order, decree or injunction shall have been formally proposed, enacted, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of, or that will have a material adverse effect on the ability of a Party to consummate, the transactions contemplated by this Agreement. No approval of the transactions contemplated under this Agreement which is required to be obtained from any Governmental Authority shall contain any modification or mitigation requirements which, in the reasonable discretion of the Party affected by such approval, could have a Material Adverse Affect.
     (c) There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Authority or other Person that seeks to enjoin or otherwise prevent consummation of, or that otherwise involves any challenge to, or seeks damages or other relief in connection with, the transactions contemplated by this Agreement.
     (d) The simultaneous closing of the transactions contemplated by the RRP Purchase Agreement.
     6.2 Conditions Precedent to Buyer’s Obligation to Close. Buyer’s obligation to purchase the Membership Interest and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived in whole or in part, in writing signed by Buyer):
     (a) The representations and warranties of the Seller and Dynegy set forth in this Agreement will be, if qualified by materiality, true and correct in all respects, and if not so qualified, shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).
     (b) Each of the agreements and covenants of Seller and Dynegy to be performed and complied with by Seller and Dynegy pursuant to this Agreement prior to or as of the Closing Date will have been duly performed and complied with in all material respects.
     (c) Buyer shall have received a certificate from an authorized officer of Seller, in form and substance reasonably acceptable to Buyer, dated the Closing Date as to the satisfaction by the Seller and Dynegy of the conditions set forth in Sections 6.2(a) and 6.2(b).
     (d) Seller shall have delivered, or be standing ready to deliver, the documents required to be delivered pursuant to Section 2.4.
     (e) The transactions contemplated by the Texas Genco Agreement shall have been consummated or otherwise terminated.
     (f) To the extent that a Dynegy Party provides fee based services to WCP or the Project Companies, such Dynegy Party, other than as specified in the Transition Services Agreement, shall provide a final bill for services rendered to WCP at the Closing.
     6.3 Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to sell the Membership Interest and to take the other actions required to be taken by Seller at the

Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, in writing signed by Seller):
     (a) The representations and warranties of the Buyer and NRG set forth in this Agreement will be, if qualified by materiality, true and correct in all respects, and if not so qualified, shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).
     (b) Each of the agreements and covenants of Buyer to be performed and complied with by Buyer and NRG pursuant to this Agreement prior to or as of the Closing Date will have been duly performed and complied with in all material respects.
     (c) Seller shall have received a certificate from an authorized officer of Buyer, in form and substance reasonably acceptable to Seller, dated the Closing Date as to the satisfaction by the Buyer and NRG of the conditions set forth in Sections 6.3(a) and 6.3(b).
     (d) Buyer shall have delivered, or be standing ready to deliver, the documents required to be delivered pursuant to Section 2.5.
     (e) Seller shall have received, or agreed in writing to waive receipt of, the Back-Up Cash Collateral for any Specified Obligations for which Buyer has not provided a corresponding Counterparty Release as provided in Section 5.5 hereof.
SECTION 7. TERMINATION
     7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
     (a) by mutual consent of Buyer and Seller;
     (b) by Buyer if any of the conditions in Section 6.1 or Section 6.2, other than Section 6.2(e), shall have become incapable of fulfillment by May 1, 2006 (the “First Outside Date”), or, in the case of the condition contained in Section 6.2(e), the transactions contemplated by the Texas Genco Agreement shall not have been consummated or otherwise terminated by September 30, 2006 (the “Second Outside Date”), and such conditions shall not have been waived in writing by the Buyer;
     (c) by Seller (i) if any of the conditions in Section 6.1 or Section 6.3 shall have become incapable of fulfillment by the First Outside Date and shall not have been waived in writing by Seller, or (ii) at any time after the First Outside Date;
     (d) by Buyer at any time after the Second Outside Date;
     (e) by Buyer or Seller if any Governmental Authority of competent jurisdiction shall have issued an order, decree or injunction or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this

Agreement and such order, decree or injunction or other action shall have been final and non-appealable;
provided, however, that (i) the right to terminate this Agreement pursuant to Section 7.1(b) or Section 7.1(c) shall not be available to a Party if such Party, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement, and (ii) the right to terminate this Agreement pursuant to Section 7.1(d) shall not be available to a Party if such Party, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement and such breach is the primary cause for the failure to close by the Outside Date.
     7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, written notice thereof shall be given by a Party so terminating to the other Party and, except as provided in this Section 7.2, this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated by this Agreement shall be abandoned without further action by Buyer or Seller. If this Agreement is terminated under Section 7.1 of this Agreement:
     (a) Each Party shall redeliver all documents, work papers and other materials of the other Party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the Party furnishing the same;
     (b) All filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the agency or other Person to which made;
     (c) There shall be no liability or obligation under this Agreement on the part of Buyer or Seller or any of their respective Affiliates, directors, officers, managers, employees, agents or representatives, except (i) that Seller or Buyer, as the case may be, may have liability to the other Party if the basis of termination is a willful, material breach by Buyer or Seller, as the case may be, of one or more of the provisions of this Agreement, and (ii) the obligations provided in this Section 7.2 and Section 9 shall survive any such termination.
SECTION 8. INDEMNIFICATION
     8.1 Seller’s Indemnification Obligations. From and after the Closing, the Seller and Dynegy agree, jointly and severally, to indemnify, defend and hold harmless NRG, Buyer and its subsidiaries and their respective officers, directors, members, managers, stockholders, Affiliates, employees, successors and assigns (the collectively, the “Buyer Indemnified Parties”) from and against and reimburse each of the Buyer Indemnified Parties with respect to any and all damages, liabilities, penalties, fines, losses, costs and expenses (including, without limitation, reasonable legal fees and expenses, including such fees and expenses in any arbitration, mediation, litigation and on any appeal) (collectively referred to as “Losses”) suffered or incurred by and all claims, actions, suits, or demands made against a Buyer Indemnified Party arising out of or relating to:
     (a) any breach of any representation or warranty of the Seller or Dynegy contained in this Agreement (including any of the related Disclosure Schedules thereto)

or any certificate delivered by or on behalf of the Seller at the Closing (but excluding any Ancillary Agreement); and
     (b) any failure to perform any covenant of the Seller or Dynegy contained in this Agreement (but excluding any Ancillary Agreement).
     8.2 Buyer’s Indemnification Obligations. From and after the Closing, Buyer and NRG agree, jointly and severally, to indemnify, defend and hold harmless the Seller, Dynegy and their respective officers, directors, members, managers, stockholders, Affiliates, employees, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against and reimburse each of the Seller Indemnified Parties with respect to any and all Losses suffered or incurred by, and all claims, actions, suits or demands made against a Seller Indemnified Party arising out of or relating to:
     (a) any breach of any representation or warranty of the Buyer contained in this Agreement (including any of the related Disclosure Schedules thereto) or in any certificate delivered by or on behalf of the Buyer or NRG at the Closing (but excluding any Ancillary Agreement); and
     (b) any failure to perform any covenants of the Buyer or NRG contained in this Agreement (but excluding any Ancillary Agreement).
     8.3 Environmental Indemnification. Without limiting the generality of the obligations of Buyer set forth in Section 8.2 above, Buyer and NRG agree, jointly and severally, to release, indemnify, defend and hold harmless the Seller Indemnified Parties from and against, and agree not to sue or join the Seller Indemnified Parties in any lawsuit or proceeding for, any and all claims, actions, suits, demands, liabilities (including, without limitation, strict liability arising under Environmental Laws), obligations, damages, judgments, awards, penalties, settlements, fines, losses, costs, and expenses (including, without limitation, reasonable legal fees), of any kind or nature, directly or indirectly resulting from, relating to or arising out of the following and attributable to or arising from any event, condition, circumstance, activity, practice, incident, action or plan existing, commencing, or occurring at any time, whether prior to or after the closing, relating in any way to WCP Holdings, WCP, any Project Company or Project or any of their respective assets or Business Facilities (including without limitation the ownership, operation or use of any of the Business Facilities):
     (a) Any actual or threatened violation of, liability under, non-compliance with, or environmental response obligation arising pursuant to, any Environmental Laws;
     (b) Any liability, including, without limitation, strict liability, associated with the treatment, storage, disposal, or transportation for treatment, storage, or disposal, of Materials of Environmental Concern generated at any time by WCP Holdings, WCP, any of the Project Companies or the Projects or for which WCP Holdings, WCP or any of the Project Companies arranged at any time for treatment, storage or disposal; and
     (c) The presence at any time of any Materials of Environmental Concern exceeding naturally-occurring concentrations on, in, under or affecting all or any portion of any of the Business Facilities of WCP Holdings, WCP, any Project Companies or

Projects and any release or threatened release at any time with respect to Materials of Environmental Concern.
       The obligations of the Buyer and NRG hereunder are not contingent upon the assertion of a claim, directive, action or proceeding by a Governmental Authority or third party. Buyer and NRG shall be solely liable for all such environmental matters notwithstanding any Seller Indemnified Party’s potential strict liability or alleged negligence.
     8.4 Tax Liability. Notwithstanding anything contained herein to the contrary, the Buyer shall be under no duty or obligation to indemnify the Seller for any income tax liability due to the assignment, sale or transfer of the Membership Interests.
     8.5 Survival Periods. The representations and warranties set forth in Section 3 and Section 4 shall survive the Closing for a period of two years; provided, however, that the representations and warranties set forth in Section 3.1 (Ownership of Membership Interests), Section 3.2 (Authority of Seller) and Section 4.2 (Authority of Buyer) shall survive the Closing indefinitely and claims asserted with respect to the representations and warranties contained in Section 3.11 (Tax Matters) which claims may be made at any time before the expiration of the applicable statute of limitations. All other covenants and agreements of the Parties set forth in this Agreement shall survive the Closing indefinitely.
     8.6 Limitations on Liability.
     (a) Except with respect to the obligations of the parties pursuant to the Litigation Agreement, in no event shall Seller or Dynegy (determined on a combined basis) have any liability or obligation with respect to claims pursuant to Section 8.1 for any amounts in excess of the aggregate Purchase Price.
     (b) Except with respect to the obligations of the parties pursuant to the Litigation Agreement, in no event shall Buyer or NRG (determined on a combined basis) have any liability or obligation with respect to claims pursuant to Section 8.2 or Section 8.3 for any amounts in excess of the aggregate Purchase Price.
     (c) No indemnifying Party shall have any obligation to indemnify a Party for special, punitive, indirect or consequential damages, lost profits or similar items, except with respect to matters involving actions, claims or other proceedings brought or asserted by third parties and then only to the extent that an indemnified party (“Indemnified Party”) is required to pay any such damages, lost profits or similar items to such third parties. Nothing in this Agreement or the Litigation Agreement is intended to require the payment by the Indemnitor of duplicative, in whole or in part, indemnity payments to an Indemnified Party.
     (d) The amount of any Losses for which indemnification is provided by an indemnifying Party (“Indemnitor”) under Section 8.1 or Section 8.2 shall be net of (1) any amounts recovered by the Indemnified Party with respect to such Losses pursuant to any indemnification by or indemnification agreement with any third party in excess of any associated cost to the Indemnified Party in obtaining such indemnification; (2) any insurance proceeds or other reimbursement received as an offset against such Losses (and no right of subrogation shall accrue hereunder to any insurer or third-party indemnitor); and (3) an amount equal to the net cash tax benefit actually received attributable to such Losses. If the amount to be netted is determined after payment by the Indemnitor of any amount, the Indemnified Party shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 8.6 had such determination been made at the time of payment.
     (e) All indemnification payments made in accordance with this Section 8 will be treated as an adjustment to the Purchase Price, except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant Party on an after-Tax basis (determined by reference to actual out-of-pocket Tax liability incurred by the relevant Party).
     (f) Any claim for indemnification with respect to any of such matters identified in Section 8.5 above which is not asserted by notice given as herein provided within such specified period of survival may not be pursued and is hereby irrevocably waived after such time.
     (g) Except claims made pursuant to the Litigation Agreement for which there shall be no De Minimus Amount, no Party shall be required to pay or be liable for any Losses with respect to an individual claim (which individual claim shall include claims arising out of the same or substantially related circumstances) under Section 8.1 or Section 8.2 unless and until the Losses for such claim exceed Five Hundred Thousand Dollars ($500,000) (the “De Minimis Amount”).
     (h) Except claims made pursuant to the Litigation Agreement for which there shall be no Deductible, no Party shall be required to pay or be liable with respect to any claim for indemnification under Section 8.1 or Section 8.2 unless and until the aggregate amount of Losses to Buyer’s Indemnified Persons based upon, attributable to or resulting from these indemnities of Sellers exceed, in the aggregate, Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Deductible”), disregarding any individual claim (which individual claim shall include claims arising out of the same or substantially related circumstances) that does not exceed the De Minimis Amount applicable pursuant to Section 8.6(g) and then only to the extent that such Losses exceed the Deductible.
     (i) Notwithstanding anything in this Agreement to the contrary:
     (i) An Indemnified Party shall have no right against an Indemnitor with respect to a breach of a representation, warranty or covenant if, at the time of Closing, the Indemnified Party has Knowledge of any such breach of representation, warranty or covenant. In the event any Indemnitor raises the exclusion set forth in the previous sentence as an affirmative defense to a claim for indemnification by an Indemnified Party with respect to any such breach, and such defense is not successful, the Indemnitor shall promptly pay the Indemnified Party the reasonable out-of-pocket attorney’s fees and other disbursements directly incurred by such Indemnified Party to overcome such defense.

     (ii) It shall not be considered a breach of the representations or warranties set forth in Section 3.11 to the extent that any such breach occurred as a result of any inaccuracy of or omission in information provided to Seller or its Affiliates, or failure to provide information, by Buyer, NRG or any of their respective Affiliates for use in the preparation of the Tax Returns.
     (iii) It shall not be considered a breach of the representations or warranties set forth in Section 3.12 to the extent that such breach occurred as a result of any inaccuracy of or omission in information provided to Seller or its Affiliates, or failure to provide information, by Buyer, NRG or any of their respective Affiliates for use in the preparation of the Financial Statements.
     8.7 Procedure for Indemnification Claims.
     (a) Third Party Claims.
     (i) Each Party shall, with reasonable promptness after obtaining knowledge thereof, provide the other Party or parties against whom a claim for indemnification is to be made under this Section 8 with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this Section 8, (collectively, “Third Party Claims”), which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, a good faith estimate of the amount of Losses claimed by the third party and copies of any pleadings or demands from the third party. Notwithstanding the foregoing, provided that such notice is in any event given within the survival periods stated in Section 8.5, the failure to provide such notice reasonably promptly shall not release the Indemnitor from any of its obligations under this Section 8, except to the extent that the Indemnitor is materially prejudiced by such failure, and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party otherwise than under this Section 8.
     (ii) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to this Section 8 and, if so, whether the Indemnitor elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the Indemnified Party, such consent not to be withheld unreasonably) and at its sole risk and expense, the settlement or defense of the Third Party Claim; provided, however, that if legal counsel to the Indemnified Party determines, in writing provided to Indemnitor, that there exists or is reasonably likely to exist a conflict of interest which makes it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel (such counsel subject to the reasonable approval of the Indemnitor), with the reasonable costs and expenses of such counsel to be paid by the Indemnitor.

     (iii) If within 30 days after its receipt of the claim notice the Indemnitor notifies the Indemnified Party that it elects to undertake the settlement or defense of the Third Party Claim, the Indemnified Party shall cooperate reasonably with the Indemnitor in connection therewith including, without limitation, by making available to the Indemnitor all relevant information and the testimony of employees material to the defense of the Third Party Claim. The Indemnitor shall reimburse the Indemnified Party for reasonable out-of-pocket costs incurred in connection with such cooperation. The Indemnified Party shall be entitled to approve any proposed settlement that would impose any obligation or duty on the Indemnified Party or include a finding or admission of any violation of applicable law on the part of the Indemnified Party, which approval shall not be unreasonably withheld. So long as the Indemnitor is diligently and in good faith contesting the Third Party Claim (1) the Indemnified Party shall be entitled to participate in all aspects of, but not conduct or control, the settlement or defense of the Third Party Claim through counsel and advisors chosen by the Indemnified Party, at its expense, and (2) the Indemnified Party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim at any time without the consent of the Indemnitor, provided that the terms and conditions of such settlement involve solely the payment of money damages and the Indemnified Party waives any right to indemnification therefor by the Indemnitor.
     (iv) If the potential Indemnitor does not provide the notice described in Section 8.7(a)(ii) within the 30-day period required thereby or if the potential Indemnitor fails to either contest or undertake settlement negotiations in connection with the Third Party Claim, the Indemnified Party shall thereafter have the right to contest, settle or reach a compromise with respect to the Third Party Claim at its exclusive discretion, at the risk and expense of the Indemnitor, and the Indemnitor will thereby waive any claim, defense or argument that the Indemnified Party’s settlement or defense of such Third Party Claim is in any respect inadequate or unreasonable. Notwithstanding the foregoing, if the potential Indemnitor fails to provide the notice described in Section 8.7(a)(ii) within the 30-day period required thereby, the potential Indemnified Party shall provide one fax notice of such Third Party Claim to the chief legal officer of the potential Indemnitor. If the Potential Indemnitor still does not provide the required notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the Third Party Claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide notice within the 30-day period.
     (b) Non Third Party Claims.
     (i) Each Party shall deliver to the other Party or parties against whom a claim for indemnification is to be made under this Section 8 written notice of any claims for indemnification under this Section 8, other than Third Party Claims, which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, and a good faith estimate of the actual or future potential amount of Losses.
     (ii) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to this Section 8 (a “Response Notice”). If the potential Indemnitor does not provide a Response Notice to the Indemnified Party within the required 30-day period, the Indemnitor shall be deemed to accept liability for all Losses described in the claim notice. Notwithstanding the foregoing, if the potential Indemnitor fails to provide a Response Notice within such 30-day time period the potential Indemnified Party shall provide one fax notice of such claim to an officer of the potential Indemnitor. If the potential Indemnitor does provide a Response Notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide such notice within the 30-day period.
     8.8 Exclusive Remedy. A Party’s right to indemnification provided in this Section 8 or in the Ancillary Agreements, as applicable, is the sole and exclusive remedy of that Party from and after the Closing with respect to any Losses arising out of or relating to the negotiation, execution, delivery, performance or non-performance of this Agreement or the Ancillary Agreements (as applicable) or the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 8.8 shall restrict or prohibit any Party from bringing any action (i) for injunctive relief or specific performance to the extent legally available, (ii) in the event of fraud by a Party or (iii) to enforce the rights and obligations set forth in the Ancillary Agreements. Each Party waives any provision of applicable Law to the extent it would initiate, limit or restrict the agreement in this Section 8.8.
SECTION 9. MISCELLANEOUS
     9.1 Costs and Expenses. Unless otherwise expressly provided in this Agreement, each Party shall pay be responsible for and pay its own costs and expenses associated with the performance of, and compliance with, all agreements and conditions contained herein on its part to be performed or complied with, including, without limitation, fees, expenses and disbursements of its attorneys, accountants and experts.
     9.2 Entire Agreement; Amendment; Waiver. This Agreement and all documents specifically referenced herein, attached hereto or executed and delivered concurrently herewith constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, correspondence, memoranda, representations and understandings of the Parties. This Agreement may not be supplemented, modified or amended except by a written instrument executed by the Seller and the Buyer. Except as may be otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding on any Party unless evidenced by an instrument in writing executed by the Party against whom the waiver is sought to be enforced.

     9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
     9.4 Counterparts. This Agreement may be executed in counterparts, any one of which may be by facsimile followed thereafter by the originally executed document forwarded promptly thereafter to the other Party, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     9.5 Confidentiality. The Parties hereby shall treat this Agreement as confidential information, and, unless required to do so by applicable law, applicable rules of stock exchanges, or generally accepted accounting principles, neither the Seller nor the Buyer shall disclose any information relative to the terms hereof to any third party without the prior consent of the other, such consent not to be unreasonably withheld or delayed.
     9.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or by confirmed facsimile transmission or sent by United States first class mail, registered or certified, postage prepaid, by overnight courier addressed as follows:

If to the Buyer:	NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attn: General Counsel
Fax: 609-524-4589

Copy to:	NRG Energy, Inc.
4600 Carlsbad Boulevard
Carlsbad, CA 92008
Attn: David Lloyd, Senior Attorney
Fax: 760-268-4017

If to the Seller:	Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002
Attn: Lynn Lednicky, Executive Vice President
Fax: 713-767-5181

Copy to:	Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002
Attn: J. Kevin Blodgett, General Counsel and
Executive Vice President
Fax: 713-356-2185
or to such other address as either Party may from time to time designate to the other by notice. Notice given as set out above shall be deemed delivered upon personal receipt, confirmed facsimile transmission, if by mail three (3) days after the date same is postmarked or upon delivery by overnight courier.

     9.7 Successors and Assigns. Subject to the provisions of Section 9.10, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto, their respective successors and assigns.
     9.8 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.
     9.9 Agreement Construction; Waiver. Each Party hereto has been represented by counsel in the negotiation of this Agreement, and the rule that documents shall be construed against the drafter shall not apply. The Parties agree that the execution by them of this Agreement shall constitute a waiver of any consent, approval, notice, right of first refusal or right of first offer or any other right under the Limited Liability Company Agreement of WCP Holdings dated effective as of June 30, 1999, which conflicts with or would be triggered by the execution, delivery or performance of this Agreement.
     9.10 Assignment. No Party may assign this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may assign all of its rights, interests, obligations and remedies hereunder to one or more of its Affiliates with the Seller’s consent, which shall not be unreasonably withheld.
     9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     9.12 Electronic Signatures.
     (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement or any Ancillary Agreement (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or such Ancillary Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate this Agreement or such Ancillary Agreement or such other document contemplated.
     (b) Delivery of a copy of this Agreement or any Ancillary Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall have the same effect as physical delivery of the paper document bearing the original signature.

“Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.
[Signature page follows.]

     IN WITNESS WHEREOF, Buyer, Seller, NRG and Dynegy have caused this Agreement to be duly executed on their respective behalf as of the date and year first written above.

SELLER:

DPC II INC.

By:	/s/ Carolyn J. Stone

Printed Name:	Carolyn J. Stone

Title:	Senior Vice President and Controller

DYNEGY:

DYNEGY INC.

By:	/s/ Lynn A. Lednicky

Printed Name:	Lynn A. Lednicky

Title:	Executive Vice President

BUYER:

NRG WEST COAST LLC

By:	/s/ Keith S. Richards

Printed Name:	Keith S. Richards

Title:	Vice President

NRG:

NRG ENERGY, INC.

By:	/s/ Robert C. Flexon

Printed Name:	Robert C. Flexon

Title:	Chief Financial Officer

EXHIBIT A
CERTAIN DEFINITIONS
     “Actual Working Capital” means the sum of cash and cash equivalents, accounts receivable, inventory, deposits and other assets (including prepaid expenses), less accounts payable, accrued liabilities and other current liabilities (but excluding ad valorem taxes), each as set forth on the Audited 2005 Balance Sheet (taking into account any reclassifications of the amounts included in such line items since the date of the last Audited Financial Statements).
     “Administrative Services Agreement” means that certain Administrative Services Agreement between Dynegy Power Management Services, L.P. and WCP, as amended.
     “Affiliate” means with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interest, by contract or otherwise. Notwithstanding anything in the Agreement to the contrary, WCP Holdings, WCP and the Project Companies shall not be deemed Affiliates of Seller or Dynegy for purposes of this Agreement.
     “Agreement” shall have the meaning set forth in the introductory paragraph to this agreement.
     “Ancillary Agreement” means the Assignment of Membership Interest, Assumption of Membership Interest, Transition Services Agreement, Agency Services Agreement, Termination Agreement, Mutual Release and Waiver Agreement and Litigation Agreement.
     “Audited Financial Statements” shall have the meaning set forth in Section 3.12.
     “Audited 2005 Balance Sheet” means the audited consolidated balance sheet of WCP and the Project Companies as of December 31, 2005, included as part of the audited consolidated financial statements of WCP and the Project Companies as of December 31, 2005, together with the auditor’s report thereon of PricewaterhouseCoopers.
     “Back-Up Cash Collateral” shall have the meaning set forth in the Agency Services Agreement hereof.
     “Business Day” means any day except a Saturday, Sunday or U.S. Federal Reserve Bank holiday.
     “Business Facility” means any property (whether real or personal) and all appurtenant rights which WCP Holdings, WCP and/or any of the Project Companies currently leases, operates, owns, or manages in any manner or which WCP Holdings, WCP and/or any of the Project Companies or any of their Affiliates or predecessors formerly leased, operated, owned or managed in any manner, including without limitation the power generation facilities owned by the Project Companies.
     “Buyer” shall have the meaning set forth in the introductory paragraph to this agreement.
     “Buyer Indemnified Parties” shall have the meaning set forth in Section 8.1.
     “Cabrillo I” shall have the meaning set forth in the Recitals.
     “Cabrillo II” shall have the meaning set forth in the Recitals.
     “Closing” shall have the meaning set forth in Section 2.1.
     “Commercial Contract” means the contracts or agreements entered into (i) by DPM, DMT or any Project Company pursuant to the Energy Management Agreements, including but not limited to gas purchase, transmission and electricity sales, or (ii) by DPMS under the Administrative Services Agreement, but only where any such contract is specifically for the benefit of the Project Companies and not for DPM’s or DMT’s own account or for the account of other Dynegy Affiliates, but excluding contracts or agreements that have been or will be terminated on or before the Closing or that are inactive such as master power sales agreements and master gas sales agreement for which there are or will be no effective transactions thereunder as of the date of Closing.
     “Contract” means any contract, lease, sublease, license, indenture, instrument, agreement, guarantee, commitment or other legally binding arrangement, other than any Commercial Contract.
     “Counterparty Releases” has the meaning set forth in Section 5.5(b) hereof.
     “Current Balance Sheet” shall have the meaning set forth in Section 3.12.
     “Deductible” shall have the meaning set forth in Section 8.6(h).
     “De Minimis Amount” shall have the meaning set forth in Section 8.6(g).
     “DMT” means Dynegy Marketing and Trade, a Colorado general partnership.
     “DPM” means Dynegy Power Marketing, Inc., a Texas corporation.
     “DPMS” means Dynegy Power Management Services, L.P., a Delaware limited partnership.
     “Dynegy” shall have the meaning set forth in the introductory paragraph to this agreement.
     “Dynegy Party” means Dynegy, DPM, DMT or any other Dynegy Affiliate, excluding, however, WCP Holdings and its subsidiaries.
     “Effective Date” shall have the meaning set forth in the introductory paragraph.

     “El Segundo” shall have the meaning set forth in the Recitals.
     “El Segundo II” shall have the meaning set forth in the Recitals.
     “Encumbrances” means liens, claims, charges, limitations, encumbrances, agreements and restrictions of any kind or nature.
     “Energy Management Agreements” means those certain Energy Management Agreements dated March 31, 1998 and May 20, 1999 (as applicable) between DPM, DMT and each of the Project Companies, as amended.
     “Environmental Laws” means any and all treaties, statutes, laws, rules, regulations, ordinances, common law, orders, consent agreements, orders on consent, or guidance documents now or hereafter in effect of any applicable international, federal, state or local executive, legislative, judicial, regulatory, or administrative agency, board, tribunal, or authority or any associated judicial or administrative decision that relate in any manner to health, the environment, pollution, the emission, discharge, release, treatment, storage, disposal, management, or response to Materials of Environmental Concern, a community’s right to know, or worker protection.
     “Exempt Wholesale Generator” shall have the meaning set forth in section 32(a) of the Public Utility Holding Company Act of 1935, as amended.
     “FERC” means the Federal Energy Regulatory Commission.
     “Final Allocation” shall have the meaning set forth in Section 2.6(a).
     “Financial Statements” shall have the meaning set forth in Section 3.12.
     “First Outside Date” shall have the meaning set forth in Section 7.1(b).
     “Governmental Authority” means any foreign, federal, state or local government, court, arbitrator, agency or commission or other governmental or regulatory body or authority.
     “Indemnified Party” shall have the meaning set forth in Section 8.6(c).
     “Indemnitor” shall have the meaning set forth in Section 8.6(d).
     “Knowledge” means (i) as to the Dynegy Parties, the actual knowledge of such fact or other matter (without investigation) of Ben Trammell, Brian Tauplen, Lynn Lednicky, Kent Williams, Joe Paul, Alan Comnes, Brian Despard, Layne Albert and Ware Schiefer, and (ii) as to the NRG Parties, the actual knowledge of such fact or other matter (without investigation) of David Lloyd, Keith Richards, Ershel Redd, Jr. and Christine Jacobs.
     “Law” or “Laws” means any federal, state or local (including common law), statute, code, ordinance, rule or regulation.
     “Licenses” shall have the meaning set forth in Section 3.9.

     “Litigation Agreement” shall have the meaning set forth in Section 2.4(j).
     “Long Beach” shall have the meaning set forth in the Recitals
     “Losses” shall have the meaning set forth in Section 8.1.
     “Material Adverse Effect” means a material adverse effect on the business, assets, financial condition, results of operations of WCP and the Project Companies, taken as a whole, except for any such effect resulting from or arising out of (a) changes in economic conditions generally or the industry in which WCP and the Project Companies operate, (b) changes in international, national, regional, state or local wholesale or retail markets for electric power or fuel or related products including those due to actions by competitors, (c) changes in general regulatory or political conditions (other than items addressed in clauses (d) and (h)), (d) changes of laws governing national, regional, state or local electric transmission or distribution systems, (e) strikes, work stoppages or other labor disturbances, (f) increases in costs of commodities or supplies, including fuel, (g) effects of weather or meteorological events, (h) any change of laws (other than changes of laws governing electric transmission or distribution systems), and (i) any actions to be taken pursuant to or in accordance with this Agreement.
     “Materials of Environmental Concern” means: (i) substances, materials, or wastes that are or become classified or regulated under any applicable Environmental Law; (ii) those substances, materials, or wastes included within statutory and/or regulatory definitions or listings of “hazardous substance,” “special waste” “hazardous waste,” “extremely hazardous substance,” “solid waste” “medical waste,” “regulated substance,” “hazardous materials,” “toxic substances,” or “air contaminant” under any Environmental Law; and/or (iii) any substance, material, or waste which is or contains: (A) petroleum, oil or any fraction thereof, (B) explosives, or (C) radioactive materials (including naturally occurring radioactive materials).
     “Membership Interest” shall have the meaning set forth in the Recitals.
     “NRG” shall have the meaning set forth in the introductory paragraph to this Agreement.
     “NRG Parties” means NRG, Seller, WCP Holdings, WCP, each Project Company and any other NRG Affiliate.
     “Originally Signed” or “Original Signature” shall have the meaning set forth in Section 9.12(b).
     “Party” or “Parties” shall have the meaning set forth in the introductory paragraph to this agreement.
     “Permit” means any permit, franchise, consent, approval, license, certificate, privilege or similar authorization.
     “Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, or other entity or Governmental Authority.

     “Project Company” and “Project Companies” shall have the respective meanings set forth in the Recitals. Each Project Company is a subsidiary of WCP and WCP Holdings.
     “Projects” shall have the meaning set forth in the Recitals.
     “Purchase Price” shall have the meaning set forth in Section 2.2.
     “Purchase Price Adjustment” shall have the meaning set forth in Section 2.3.
     “RRP Purchase Agreement” means that certain Purchase Agreement dated of even date herewith by and among by and among Termo Santander Holding, L.L.C., a Delaware limited liability company (“Termo”), Dynegy, NRG and Rocky Road LLC, a Delaware limited liability company (“NRG Rocky Road”), regarding the acquisition by Termo of all of NRG Rocky Road’s member interest in Rocky Road Power, LLC and Termo Santander (Alpha) Holding, L.L.C.
     “Second Outside Date” shall have the meaning set forth in Section 7.1(b).
     “Seller” shall have the meaning set forth in the introductory paragraph to this agreement.
     “Seller Indemnified Parties” shall have the meaning set forth in Section 8.2.
     “Specified Litigation Matters” means those actions, cases and proceedings described or referenced in the Litigation Agreement, together with any actions, cases and proceedings now or hereafter arising from or with respect to the same or substantially similar events, facts or circumstances which are the subject of those matters described or referenced in the Litigation Agreement.
     “Specified Obligations” has the meaning set forth in Section 5.5(a).
     “Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and charges of any kind imposed by a Governmental Authority (including, without limitation, federal, state, local, and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other Tax), whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, whether or not disputed and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
     “Tax Returns” means any report, return, including any pro forma state tax returns prepared consistently with past practices of Seller or WCP Holdings and its subsidiaries, election, document, estimated tax filing, declaration, or other filing provided to any Governmental Authority including any amendments thereto.

     “Texas Genco Agreement” means that certain agreement entered into on September 30, 2005, between NRG Energy, Inc., Texas Genco LLC and sellers of membership interests in Texas Genco LLC to purchase Texas Genco LLC.
     “Third Party Claims” shall have the meaning set forth in Section 8.7(a)(i).
     “Unaudited Financial Statements” shall have the meaning set forth in Section 3.12.
     “WCP” shall have the meaning set forth in the Recitals. WCP is a subsidiary of WCP Holdings.
     “WCP Holdings” shall have the meaning set forth in the Recitals.

EXHIBIT B
FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST
     THIS ASSIGNMENT OF MEMBERSHIP INTEREST (“Assignment”) effective as of _________, 2006 (“Effective Date”), is between DPC II Inc., a Delaware corporation (“Assignor”), and NRG West Coast LLC, a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:
     WHEREAS, the Assignor and Assignee each own 50% of the issued and outstanding Membership Interest of WCP (Generation) Holdings LLC, a Delaware limited liability company (“WCP Holdings”);
     WHEREAS, pursuant to that certain Purchase Agreement dated as of December ___, 2005 (the “Purchase Agreement”), by and among NRG Energy, Inc., a Delaware corporation, Assignee, Assignor, and Dynegy Inc., an Illinois corporation, the Assignor has agreed to sell, transfer and assign, and the Buyer has agreed to purchase, all of Assignor’s membership interest in WCP Holdings (such membership interest shall be referred to herein as the “Membership Interest”); and
     WHEREAS, in order to effectuate the sale, transfer and assignment of the Membership Interest to the Assignee, the Assignor is executing and delivering this Assignment.
     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby acts and agrees as follows:
     1. Conveyance of Interest. Assignor hereby CONVEYS, TRANSFERS, ASSIGNS AND DELIVERS unto Assignee and its successors and assigns all of Assignor’s right, title and interest in and to the Membership Interest, free and clear of all Encumbrances (as defined in the Purchase Agreement), upon and subject to the terms, conditions and provisions of the Purchase Agreement.
     2. Further Documents. Assignor covenants and agrees with Assignee that Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively convey, transfer, assign and deliver to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the Membership Interest conveyed, transferred, assigned and delivered hereunder.
     3. Counterparts. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

     4. Governing Law. The validity of this Assignment shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.
     5.  Successors and Assigns. This Assignment shall bind the Assignor and its successors and assigns and inure to the benefit of the Assignee and its successors and assigns.
     6. Purchase Agreement. This Assignment is subject and subordinate to all of the terms and provisions of the Purchase Agreement, and in the event of any conflict between any term or provision hereof and any term or provision of the Purchase Agreement, the latter shall control.
     EXECUTED effective as of the date first above written.

“ASSIGNOR”

DPC II INC., a Delaware corporation

By:

Printed Name:

Title:

“ASSIGNEE”

NRG WEST COAST LLC, a Delaware limited liability company

By:

Printed Name:

Title:

2

EXHIBIT C
FORM OF TRANSITION SERVICES AGREEMENT
     This Transition Services Agreement (this “Agreement”), is executed and delivered as of the Effective Date (defined below) by and between NRG Energy, Inc., a Delaware corporation (“NRG”), NRG West Coast LLC, a Delaware limited liability company (“NRG West Coast”), El Segundo Power, LLC, a Delaware limited liability company (“El Segundo”), Cabrillo Power I LLC, a Delaware limited liability company (“Cabrillo I”), Cabrillo Power II LLC, a Delaware limited liability company (“Cabrillo II”), Dynegy Inc., an Illinois corporation (“Dynegy”), Dynegy Power Marketing, Inc., a Texas corporation (“DPM”) and Dynegy Marketing and Trade, a Colorado general partnership (“DMT”). El Segundo, Cabrillo I and Cabrillo II are each referred to herein individually as a “Project Company” and collectively as the “Project Companies”. DPM and DMT are each referred to herein as a “Provider”. NRG, NRG West Coast, each Project Company and each Provider are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
     WHEREAS, pursuant to that certain Purchase Agreement dated December ___, 2005, by and between NRG West Coast, NRG and DPC II Inc., a Delaware corporation (“DPC II”) and Dynegy (the “Purchase Agreement”), NRG West Coast LLC agreed to purchase all of DPC II’s membership interests in WCP (Generation) Holdings LLC, a Delaware limited liability company (“WCP Holdings”);
     WHEREAS, WCP Holdings is the owner of 100% of the membership interests in West Coast Power LLC, a Delaware limited liability company (“WCP”) and WCP is the owner of 100% of the membership interests in the Project Companies;
     WHEREAS, each Project Company owns a power generation facility located in the state of California (each a “Project” and collectively the “Projects”);
     WHEREAS, in connection with the closing under the Purchase Agreement, the parties thereto agreed to terminate, or cause to be terminated, the Energy Management Agreements dated March 31, 1998 and May 20, 1999 (as applicable) by and between DPM, DMT and each Project Company, as amended (the “Energy Management Agreements”), pursuant to which DPM, DMT and DPMS provided fuel management, power marketing and administrative services for the benefit of the Projects and Project Companies;
     WHEREAS, commencing upon the date of Closing under the Purchase Agreement, Provider has agreed to provide Transition Services (defined below) to WCP and the Project Companies in connection with the assumption by NRG, NRG West Coast and the Project Companies of responsibility for fuel management, power marketing and administration of the Project Companies; and

     NOW, THEREFORE, in consideration of the respective representations, warranties, and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
DEFINED TERMS
     The following terms shall have the meanings ascribed to them in this Article I. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
     “Business Day(s)” means any day except a Saturday, Sunday or U.S. Federal Reserve Bank holiday.
     “Effective Date” means the date of Closing under the Purchase Agreement.
     “Interest Rate” means the lesser of (a) the prime interest rate as announced or published in The Wall Street Journal, or its successor, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by Providers or (b) the maximum nonusurious rate or interest permitted by applicable law.
     “Representatives” means, as to any Person, its officers, directors, employees, members, stockholders, partners, members, counsel, accountants, financial advisers and consultants.
     “Service(s)” means the Transition Services and any Additional Transition Services provided hereunder.
ARTICLE II
TERM
     Section 2.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until the last day of the calendar month in which the ninetieth (90th) day after the Effective Date falls, unless mutually extended or terminated earlier in accordance with Section 3.4 or Article IV hereof (the “Term”).
ARTICLE III
TRANSITION SERVICES
     Section 3.1 Transition Services. Subject to the terms and conditions of this Agreement, the Providers shall provide or cause to be provided to Project Company the fuel management and power marketing and other transition services described on Exhibit A attached hereto (the “Transition Services”), it being understood that DMT shall provide all fuel related services and DPM shall provide all power related services. NRG, NRG West Coast and the Project Companies agree that the Providers are providing Services hereunder only as an accommodation to NRG, NRG West Coast and the Project Companies in connection with the Closing under the Purchase Agreement and with the understanding that the Transition Services

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are provided only in an effort to facilitate a smooth transition of the performance of all fuel management, power marketing and administration responsibilities by NRG, NRG West Coast and the Project Companies or their designees. In that regard, to the extent not completed on or before the Effective Date, as soon as practicable after the Effective Date and in no event later than the thirtieth (30th) day prior to the last day of the Term, the Parties will take all actions necessary to terminate the designation of DPM as scheduling coordinator for the Projects with the California Independent System Operator (the “ISO”) and, if applicable, any designation of DMT as the Project Companies’ agent for fuel nominations. The necessary actions include the following: (i) the Project Companies submitting to the ISO a designation of a new scheduling coordinator for the applicable Projects to replace DPM as scheduling coordinator as of a mutually agreed date which shall in no event be later than the last day of the Term; (ii) NRG or NRG West Coast submitting or causing the Project Companies or their designee to submit, as appropriate, a letter to the ISO accepting the designation as of such date; and (iii) DPM submitting a letter to the ISO resigning as scheduling coordinator for the Projects as of such date. NRG, NRG West Coast and the Project Companies bear sole responsibility for locating, selecting, and reaching agreement about terms with the replacing scheduling coordinator.
     Section 3.2 Commercial Decisions and Responsibilities. Notwithstanding anything to the contrary set forth in the description of the Transition Services attached hereto as Exhibit A, Providers will provide the Services at the commercial direction of NRG (or NRG West Coast) and NRG (or NRG West Coast) shall be responsible for making all commercial and operating decisions related to the Services and Projects including, but not limited to, fuel scheduling and procurement and power sales and dispatch by the Projects. NRG (or NRG West Coast) will provide Providers with a weekly operating schedule that reflects expected operating conditions and requirements. In providing the Services, the Providers shall not be required to advance funds or provide credit support on behalf of NRG, NRG West Coast or any Project Company. The Providers shall not be responsible or liable for any power or fuel purchase and sale transactions or for any penalty, cost, charge, cash-out costs, imbalance charges or other fees or charges assessed under any fuel transportation agreement, fuel or power interconnection agreements or fuel or power related tariffs including those of any fuel transporter and of the ISO. Notwithstanding anything to the contrary set forth herein, no Party will be required to take any action that would impair the authority of any Party to sell power at market based rates as may be afforded to such Party by the Federal Energy Regulatory Commission and Section 205 of the Federal Power Act.
     Section 3.3 Additional Transition Services. Project Company may from time to time during the Term request services from either Provider in addition to the Transition Services (the “Additional Transition Services”), whereupon the applicable Provider (i.e., DPM for power related services and DMT for fuel related services) shall notify Project Company whether such Provider is willing to provide such Additional Transition Services, the terms on which such Provider is willing to provide such Additional Transition Services and the additional consideration that would be payable to such Provider for providing such Additional Transition Services.
     Section 3.4 Termination of a Service. NRG shall have the option to terminate the Services in full with respect to any Project Company. NRG may exercise such option by delivering written notice thereof to Provider not less than fifteen (15) days prior to the end of any

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calendar month. With respect to each Project Company identified in such a notice the Services shall terminate as of the last Business Day of such calendar month. The Providers shall be released of any obligation and requirement to provide any such terminated Service as of such termination date and NRG, NRG West Coast and the Project Companies shall be released of any obligation to compensate the Providers for such terminated Service for any period after such termination date.
     Section 3.5 Knowledge Sharing. While providing the Services hereunder the Providers shall cause their then current personnel who have been materially involved in providing fuel management and power marketing for the Projects to be reasonably available to NRG personnel and to communicate with NRG personnel regarding their past fuel management and power marketing experiences. Notwithstanding the foregoing, neither Provider nor any of its Representatives or personnel shall be obligated to disclose information that is proprietary to Provider or its Affiliates or the disclosure of which would violate any applicable law or order or any non-disclosure or confidentiality agreement to which either Provider or any of its Affiliates is a party.
     Section 3.6 Standard of Performance. The Providers agree to provide the Transition Services in accordance with the standards of performance, care and level of detail they have historically provided pursuant to the Energy Management Agreements and to promptly correct any errors or omissions in their performance of the Services of which they are notified in writing by NRG or NRG West Coast. NRG, NRG West Coast and each Project Company acknowledge that the Providers are not in the business of providing services similar to the Services to third parties and that the Providers are providing the Services only as an accommodation to NRG, NRG West Coast and the Project Companies to assist NRG, NRG West Coast and the Project Companies in their assumption as of the Effective Date of responsibility for the management of fuel and marketing of power from the Projects and the administration of the Project Companies. ACCORDINGLY, THE PROVIDERS MAKE NO WARRANTIES OR REPRESENTATIONS RELATING TO THE SERVICES OR THE RESULTS OF THE SERVICES PROVIDED HEREUNDER AND HEREBY DISCLAIM (ON THEIR OWN BEHALF AND ON BEHALF OF THEIR REPRESENTATIVES) ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THEIR PERFORMANCE UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF ADEQUACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SHALL HAVE NO LIABILITY WHATSOEVER TO PROJECT COMPANY WITH RESPECT TO THE SERVICES, EXCEPT ONLY TO THE EXTENT ANY SUCH LIABILITY ARISES DIRECTLY FROM THE PROVIDERS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 3.7 Preservation of Books and Records. The Parties agree that each of them shall preserve and keep the records associated with the term of this Agreement held by them relating to WCP Holdings, WCP, the Project Companies or the Projects for the longer of (i) four years following the Closing Date and (ii) such longer period as required under applicable Law, and shall make such records and personnel available to the other as may be reasonably required by such Party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of a Party or in order to enable a Party to comply with or perform their respective obligations under this Agreement and each other

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agreement, document or instrument contemplated hereby or thereby. In the event a Party wishes to destroy such records within four years after the Closing Date, such Party shall first give 90 days’ prior written notice to the other, and such other Party shall have the right at its option and expense, upon prior written notice given to such Party within that 90-day period, to take possession of the records.
ARTICLE IV
DEFAULT AND TERMINATION
     Section 4.1 Event of Default. Should any of the following events or conditions occur, the same shall constitute an event of default under this Agreement (herein called an “Event of Default”):
          (A) NRG, NRG West Coast, any Project Company or either Provider breaches any of its material obligations under this Agreement.
          (B) If any representation or warranty of NRG, NRG West Coast any Project Company or either Provider set forth in Article VI hereof shall prove untrue in any material respect.
     Section 4.2 Termination Upon Breach. If a Party commits an Event of Default, the other Party (hereinafter the “Non-Defaulting Party”) may give such Party in default (the “Defaulting Party”) a written notice describing such default in reasonable detail and demanding that the Defaulting Party cure such default. If the Defaulting Party does not cure its default within ten (10) days after its receipt of such notice, or if the default is such that it cannot be cured within such period of time and the Defaulting Party does not promptly commence action within such ten (10) day period which is calculated to cure such default within twenty (20) days and thereafter diligently pursue such action to completion, the Non-Defaulting Party shall have the right, in addition to remedies it has at law or in equity (but subject to the limitations set forth in this Agreement), to terminate this Agreement by written notice to the Defaulting Party, without prejudice to any remedies at law or in equity (but subject to the limitations set forth in this Agreement) which are available to the Non-Defaulting Party by reason of the Defaulting Party’s default. Notwithstanding anything stated herein, a good faith dispute with respect to the payment of any amount claimed under Article V to be due hereunder, for so long as such dispute remains unresolved and contested in good faith, shall not be considered an Event of Default.
     Section 4.3 Survival of Obligations. Expiration or termination of this Agreement for any reason shall not relieve the Providers or NRG, NRG West Coast or the Project Companies of any obligations accrued or accruing prior to such expiration or termination. Without limiting the generality of the foregoing, the Providers, NRG, NRG West Coast and the Project Companies shall continue to be bound by Sections 3.6, Article VII, Sections 8.1 and 8.3, and Article IX with such provisions surviving the expiration or termination of this Agreement.
ARTICLE V
FEES
     Section 5.1 Compensation. In consideration of the Services provided by the Providers hereunder NRG shall pay (or cause the Project Companies to pay) to the Providers (or their

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designee) (i) upon the last Business Day of each calendar month during the Term each applicable services fee amount for the Transition Services as set forth in Part III of Exhibit A, and (ii) if applicable, any amounts due for Additional Transition Services as and when mutually agreed pursuant to Section 3.3 above. If NRG or NRG West Coast fail to pay (or cause the Project Companies to pay) any amount due in full as and when due, interest shall accrue on such unpaid amount at the Interest Rate from the date that payment was due until the date the payment is received. If, during the Term, any state, provincial, local or federal authority shall impose a tax on the Services rendered by the Providers hereunder, NRG or NRG West Coast agrees to pay (or cause the Project Companies to pay) or, if requested by the Providers, remit to the Providers so that the Providers may pay, the amount of such tax imposed on the Services rendered by the Providers under this Agreement; provided that neither NRG or NRG West Coast nor any Project Company shall be obligated to pay or remit to the Providers any income taxes applicable to the Providers.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.1 By NRG, NRG West Coast and each Project Company. NRG, NRG West Coast and each Project Company represents and warrants to, and covenants with, and for the benefit of the Providers that: (i) each Project Company is a duly formed and organized limited liability company, NRG is a duly formed and organized corporation, under the laws of the state of Delaware and NRG West Coast is a duly formed and organized limited liability company, under the laws of the state of Delaware, (ii) it has secured all corporate consents and approvals necessary to execute and enter this Agreement and has the power and authority to enter this Agreement, (iii) the execution, delivery and performance of this Agreement has been duly authorized and constitutes a valid and binding agreement of NRG, NRG West Coast and each Project Company enforceable against NRG, NRG West Coast and each Project Company in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors’ rights generally, (y) general principles of equity and (z) the power of a court to deny enforcement of remedies generally based upon public policy, and (iv) no approval, authorization or consent of any Governmental Authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement.
     Section 6.2 By Providers. Each Provider represents and warrants to, and covenants with, and for the benefit of NRG, NRG West Coast and the Project Companies that: (i) DPM is a duly formed corporation organized under the state of Texas and DMT is a general partnership organized under the state of Colorado, (ii) it has secured all corporate and partnership consents and approvals necessary to execute and enter this Agreement and has all necessary power and authority to enter this Agreement, (iii) the execution, delivery and performance of this Agreement has been duly authorized and constitutes a valid and binding agreement of the Providers enforceable against the Providers in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors’ rights generally, (y) general principles of equity, and (z) the power of a court to deny enforcement of remedies generally based upon public policy, (iv) no approval, authorization or consent of any Governmental Authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this

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Agreement, and (v) it will maintain during Term all approvals, authorizations or consents from any Governmental Authority that are needed to provide the Services hereunder.
ARTICLE VII
DAMAGES AND INDEMNIFICATION
     Section 7.1 Indemnification by NRG, NRG West Coast and the Project Companies. NRG, NRG West Coast and the Project Companies agree, jointly and severally, to indemnify, defend and hold harmless the Providers and the Provider’s Affiliates and their respective Representatives (collectively, the “Provider Indemnified Parties”) from and against any and all damages, liabilities, penalties, fines, losses, costs and expenses (including, without limitation, reasonable legal fees), actions, suits, demands, assessments or judgments with respect to any claim by a third party arising out of or relating to Provider’s provision of the Services pursuant to this Agreement; provided, however, that neither NRG, NRG West Coast nor the Project Companies shall be required to indemnify any Provider Indemnified Party for any such claims resulting directly from the gross negligence or willful misconduct of such Provider Indemnified Party.
     Section 7.2 Indemnification by Provider. Dynegy, DPM and DMT agree, jointly and severally, to indemnify, defend and hold harmless NRG, NRG West Coast and each Project Company and their respective Representatives (collectively, the “NRG Indemnified Parties”) from and against any and all damages, liabilities, penalties, fines, losses, costs and expenses (including, without limitation, reasonable legal fees), actions, suits, demands, assessments or judgments with respect to any claim by a third party to the extent arising out of the gross negligence or willful misconduct of Provider and relating to Provider’s provision of the Services pursuant to this Agreement.
     Section 7.3 Limitations.
     (a) No indemnifying Party shall have any obligation to indemnify a Party for special, punitive, indirect or consequential damages, lost profits or similar items, except with respect to matters involving actions, claims or other proceedings brought or asserted by third parties and then only to the extent that an indemnified party (“Indemnified Party”) is required to pay any such damages, lost profits or similar items to such third parties. Nothing in this Agreement is intended to require the payment by the indemnifying Party of duplicative, in whole or in part, indemnity payments to an Indemnified Party.
     (b) Any amount for which indemnification is provided by an indemnifying Party (“Indemnitor”) under Section 7.1 or Section 7.2 (a “Loss”) shall be net of (1) any amounts recovered by the Indemnified Party with respect to such Loss pursuant to any indemnification by or indemnification agreement with any third party in excess of any associated cost to the Indemnified Party in obtaining such indemnification; (2) any insurance proceeds or other reimbursement received as an offset against such Loss (and no right of subrogation shall accrue hereunder to any insurer or third-party indemnitor); and (3) an amount equal to the net cash tax benefit actually received attributable to such Loss. If the amount to be netted is determined after payment by the Indemnitor of any amount, the Indemnified Party shall repay to the Indemnitor,

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promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 7.5 had such determination been made at the time of payment.
     Section 7.4 Indemnification Procedures.
     (a) Each Party shall, with reasonable promptness after obtaining knowledge thereof, provide the other Party or Parties against whom a claim for indemnification is to be made under Section 7.1 or Section 7.2, as applicable with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of Section 7.1 or Section 7.2, as applicable (collectively, “Third Party Claims”), which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, a good faith estimate of the amounts or relief claimed by the third party and copies of any pleadings or demands from the third party. Notwithstanding the foregoing, the failure to provide such notice reasonably promptly shall not release the Indemnitor from any of its obligations under Section 7.1 or Section 7.2, as applicable, except to the extent that the Indemnitor is materially prejudiced by such failure, and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party otherwise than under Section 7.1 or Section 7.2, as applicable.
     (b) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to Section 7.1 or Section 7.2, as applicable, and, if so, whether the Indemnitor elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the Indemnified Party, such consent not to be withheld unreasonably) and at its sole risk and expense, the settlement or defense of the Third Party Claim; provided, however, that if legal counsel to the Indemnified Party determines, in writing provided to Indemnitor, that there exists or is reasonably likely to exist a conflict of interest which makes it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel (such counsel subject to the reasonable approval of the Indemnitor), with the reasonable costs and expenses of such counsel to be paid by the Indemnitor.
     (c) If within 30 days after its receipt of the claim notice the Indemnitor notifies the Indemnified Party that it elects to undertake the settlement or defense of the Third Party Claim, the Indemnified Party shall cooperate reasonably with the Indemnitor in connection therewith including, without limitation, by making available to the Indemnitor all relevant information and the testimony of employees material to the defense of the Third Party Claim. The Indemnitor shall reimburse the Indemnified Party for reasonable out-of-pocket costs incurred in connection with such cooperation. The Indemnified Party shall be entitled to approve any proposed settlement that would impose any obligation or duty on the Indemnified Party or include a finding or admission of any violation of applicable Law on the part of the Indemnified Party, which approval shall not be unreasonably withheld. So long as the Indemnitor is diligently and in good faith contesting the Third Party Claim (i) the Indemnified Party shall be entitled to participate in all aspects of, but not conduct or control, the settlement or defense of the Third Party Claim through counsel and advisors chosen by the Indemnified Party, at its expense, and (ii) the Indemnified Party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim at

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any time without the consent of the Indemnitor, provided that the terms and conditions of such settlement involve solely the payment of money damages and the Indemnified Party waives any right to indemnification therefor by the Indemnitor.
     (d) If the potential Indemnitor does not provide the notice described in Section 7.4(b) within the 30 day period required thereby or if the potential Indemnitor fails to either contest or undertake settlement negotiations in connection with the Third Party Claim, the Indemnified Party shall thereafter have the right to contest, settle or reach a compromise with respect to the Third Party Claim at its exclusive discretion, at the risk and expense of the Indemnitor, and the Indemnitor will thereby waive any claim, defense or argument that the Indemnified Party’s settlement or defense of such Third Party Claim is in any respect inadequate or unreasonable. Notwithstanding the foregoing, if the potential Indemnitor fails to provide the notice described in Section 7.4(c) within the 30-day period required thereby, the potential Indemnified Party shall provide one fax notice of such Third Party Claim to the chief legal officer of the potential Indemnitor. If the Potential Indemnitor still does not provide the required notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the Third Party Claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide notice within the 30-day period.
     Section 7.5 Expiration of Claim and Release. Except for claims for indemnification under Sections 7.1 and 7.2 and claims for payment for Services (collectively the “Excluded Claims”), all claims for damages pursuant to this Agreement brought by any Party against any other Party, must be brought within ninety (90) days, but not less than the shortest period permissible under Applicable Law, after the expiration or termination of this Agreement (the “Limitation Period”). Effective upon the expiration of the Limitation Period, each Party on its own behalf, on behalf of its Representatives, (the “Releasing Party”) releases, waives and forever discharges the other Party, (the “Released Party”) and such Party’s Representatives, from any and all manners of actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, invoices, covenants, contracts, controversies, judgments, obligations, agreements, promises, damages, costs, attorney’s fees, interest, warranties, representations, claims and demands whatsoever, in law or in equity, which the Releasing Party or anyone claiming by, through or under it ever had or may in the future have against Released Party by reason of any matter, cause or thing whatsoever relating to this Agreement, other than with respect to the Excluded Claims. The Parties understand and acknowledge that the facts in respect of which the release contained in this Section 7.5 is made may be other than or different from the facts now believed by such party to be true. The Parties accept and assume the risk that said facts, or any of them, may be different from the facts now believed by such party to be true. The Parties acknowledge and agree that this Agreement will remain in effect as fully, completely and legally binding, notwithstanding the discovery or existence of any additional or different facts.
     Section 7.6 Ca. Civ. Code Section 1542 Waiver. The Parties hereby acknowledge that there is a risk that, subsequent to the execution of this Agreement, they may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement was executed, including unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters addressed herein which, if known on the date this Agreement was executed, may have materially affected their decision to execute this Agreement. Each Party acknowledges that they are assuming the risk of such unanticipated claims and agree that this

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Agreement applies thereto. The Parties expressly waive the benefits of Section 1542 of the California Civil Code, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Effective upon effectiveness of the terms of this Agreement, the Parties waive and relinquish all rights and benefits which they have or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect.
ARTICLE VIII
RELATIONSHIP, FORCE MAJEURE AND CONFIDENTIALITY
     Section 8.1 Relationship of the Parties. The Parties agree that the Providers are providing the Services to NRG, NRG West Coast and the Project Companies as independent contractors. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association.
     Section 8.2 Force Majeure. The Providers shall not be liable to NRG, NRG West Coast or the Project Companies or be in default under this Agreement if any failure or delay by the Providers in performing their obligations hereunder due to any contingency beyond the Providers’ control including, without limitation, acts of God, fires, floods, wars, acts of war, sabotage, terrorism, accidents, labor disputes (whether or not such disputes are within the power of the Party to settle), shortages, governmental laws, ordinances, rules or regulations (whether valid or invalid), inability to obtain power, materials, equipment or transportation, or the acts or omissions of NRG, NRG West Coast or any Project Company or any Person under their direction or control and any other similar contingency (a “Force Majeure Event”) Upon the occurrence of a Force Majeure Event affecting a Provider, such Provider will be excused from any further performance of any obligation so affected for so long as such circumstances prevail and a reasonable period of time thereafter. If a Provider is affected by a Force Majeure Event such Provider will give notice to NRG, NRG West Coast and the Project Companies as promptly as practicable of: (i) the nature and probable duration of the Force Majeure Event, and (ii) upon the termination of such Force Majeure Event.
Section 8.3 Confidentiality.
          (A) Each Party agrees to hold in confidence, and to cause its Representatives to hold in confidence, in the same manner that such Party keeps its own confidential information of a similar nature, or with reasonable care, whichever standard is higher, any Confidential Information. “Confidential Information” means any proprietary or confidential information received by a Party, its Representatives (collectively the “Receiving Party”), from the other Party or any of its Representatives (collectively the “Disclosing Party”) in connection with the Services or otherwise; provided, however, that “Confidential Information” shall not include information that (i) is or generally becomes available to the public other than as a result of a disclosure in breach of this Agreement; (ii) was known by, or in the possession of, the Receiving

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Party prior to its disclosure by the Disclosing Party; (iii) was or later is developed independently by the Receiving Party without use of Confidential Information; or (iv) becomes available to the Receiving Party from a third party not in breach of any confidentiality obligation of the third party. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Receiving Party shall notify Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8.3(A). If in the absence of a protective order or the receipt of a waiver hereunder, Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Receiving Party may disclose the Confidential Information to the tribunal; provided, however, that Receiving Party will use its reasonable efforts to obtain, at the request of Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Disclosing Party designates.
          (B) At the end of the Term, all Confidential Information shall be returned to the Disclosing Party or destroyed by the Receiving Party and the Receiving Party shall provide written confirmation of such destruction to the Disclosing Party; provided, however, that NRG, NRG West Coast and the Project Companies shall be entitled to retain and use Confidential Information received from Providers solely in connection with their ownership and operation of the Projects and without disclosure to any third party competitors of Providers. The Receiving Party shall be responsible for retrieving all Disclosed Confidential Information from its Representatives other than those Representatives who have entered into a confidentiality agreement directly with the Disclosing Party. Notwithstanding the foregoing, the Receiving Party that is required to return Disclosed Confidential Information under this Agreement shall be entitled to retain one copy of such Disclosed Confidential Information to the extent that such Party deems, in its reasonable discretion, necessary or advisable to comply with applicable laws. The Receiving Party shall be deemed to have destroyed any Disclosed Confidential Information that is provided by the Disclosing Party or maintained by the Receiving Party in electronic form if such information is deleted from local hard drives so long as no attempt is made to recover such information from servers or back up sources.
          (C) In the event of any breach or threatened breach by the Receiving Party of the terms of this Section 8.3, the Disclosing Party shall be entitled to injunctive and other equitable relief, without the posting of a bond if permitted by law, and the Receiving Party shall not plead in defense thereto that there would be an adequate remedy at law. Any such relief shall be in addition to, and not in lieu of, money damages or any other legal or equitable remedy available to the Disclosing Party.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Entire Agreement; Assignment. This Agreement, including all exhibits and attachments hereto, constitutes the entire agreement between the Parties concerning the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties concerning the subject matter of this Agreement, and

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(b) except as provided in Section 9.4, this Agreement shall not be assigned, by operation of law or otherwise, by a Party, without the prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
     Section 9.2 Governing Law; Venue; and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PROVISION THAT WOULD RESULT IN THE IMPOSITION OF ANOTHER STATE’S LAW. The Parties hereby irrevocably and unconditionally consent to submit to the nonexclusive jurisdiction of the courts of the state of New York and of the United States of America located in New York, New York, for any litigation arising out of or relating to this agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.
     Section 9.3 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.
     Section 9.4 Performance by Third Parties. NRG, NRG West Coast and the Project Companies understand that during the Term of this Agreement, the Providers may decide to have all or a portion of any particular Service performed in whole of in part, by one of their Affiliates.
     Section 9.5 Notices. Notices and other communications given or made pursuant to this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as follows:

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     If to a Provider, addressed as follows, as applicable:
Dynegy Power Marketing, Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Brian Tamplen, Vice President
Fax: (713) 507-6504
Dynegy Marketing and Trade
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Brian Tamplen, Vice President
Fax: (713) 507-6504
     with a copy to, which shall not constitute notice:
Dynegy Power Marketing, Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: General Counsel
Fax: (713) 767-8508
     If to NRG, NRG West Coast or any Project Company, addressed as follows:
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attn: General Counsel
Fax: (609) 524-4589
     with a copy, which shall not constitute notice, to:
NRG Energy, Inc.
4600 Carlsbad Boulevard
Attn: David Lloyd, Senior Attorney
Fax: (760) 268-4017
     Section 9.6 Headings. The descriptive headings used in this Agreement are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.
     Section 9.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Providers and their successors and permitted assigns, with respect to the obligations of NRG, NRG West Coast and the Project Companies under this Agreement, and for the benefit of NRG, NRG West Coast and the Project Companies, and their successors and permitted assigns, with respect to the obligations of the Providers under this Agreement, and this Agreement shall not be

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deemed to confer upon or give to any other third-party any remedy, claim of liability or reimbursement, cause of action or other right.
     Section 9.8 Counterparts and Construction. This Agreement may be executed in counterparts, each of which shall be deemed an original, but any of which together shall constitute one and the same instrument. In construing this Agreement, the word “including” and its derivatives means “including, but not limited to” and corresponding derivative expressions.
     Section 9.9 No Amendment. This Agreement may be amended, modified or supplemented at any time by the Parties to this Agreement, under an instrument in writing signed by each Party. If the provisions of this Agreement and the provisions of request for services to be performed hereunder conflict, the provisions of this Agreement shall prevail.
     Section 9.10 No Waiver. Except as otherwise expressly provided in this Agreement, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the Party against whom such waiver is sought to be enforced.
     Section 9.11 Severability, Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     Section 9.12 Services Coordination. NRG, NRG West Coast and the Project Companies designate Lloyd Will as NRG’s, NRG West Coast’s and the Project Companies’ representative (the “NRG Representative”) for purposes of coordination of Services under this Agreement. Each Provider designates Brian Tamplen as Provider’s representative for purposes of coordination of Services under this Agreement. A Party may change its designee for purposes of this Section 9.12 by providing notice thereof to the other Parties. To facilitate the delivery and receipt of the Transition Services contemplated hereby, the NRG Representative shall be provided a temporary office at Providers’ offices in Houston, Texas. The Parties shall consult with their respective legal counsel to ensure that they comply with all applicable laws in connection with any exchange of information between the Parties as contemplated by this Agreement.

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     Section 9.13 Dispute Resolution. Any dispute or need of interpretation arising out of this Agreement shall first be submitted to senior officers of the Parties who shall meet for at least one day (9:00 am to 5:00 pm) at a mutually agreed location with a mutually acceptable mediator in an attempt to resolve the dispute through non-binding mediation. If the dispute is not resolved through such mediation, then the dispute shall be submitted to binding arbitration by one arbitrator who has not previously been employed by any party, and does not have a direct or indirect interest in any party or the subject matter of the arbitration. Such arbitrator shall either be as mutually agreed by the Parties within thirty days after written notice from any Party requesting arbitration, or failing agreement, shall be selected under the commercial rules of the American Arbitration Association (the “AAA”). Such arbitration shall be held in alternating locations of the home offices of the Parties, commencing with the providers’ office. The rules of the AAA shall apply to the extent not inconsistent with the rules specified in this agreement. Any Party may initiate arbitration by written notice to the other and the arbitration shall be conducted according to the following: (a) not later than seven days prior to the hearing date set by the arbitrator each party shall submit a brief with a single proposal for settlement, (b) the hearing shall be conducted on a confidential basis without continuance or adjournment, (c) the arbitrator shall be limited to selecting only one of the two proposals submitted, (d) each of the Parties shall divide equally the cost of the arbitrator and the hearing and each Party shall be responsible for its own expenses and those of its counsel and representatives and (e), any settlement offer made or the details of any negotiation prior to arbitration and the cost to the Parties of their representatives and counsel shall not be permissible. The decision of the arbitrator shall be final and binding on all Parties.
[remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NRG:

NRG Energy, Inc.

By:

Name:

Title:

NRG West Coast:

NRG West Coast LLC

By:

Name:

Title:

Project Companies:

Cabrillo Power I LLC

By:

Name:

Title:

Cabrillo Power II LLC

By:

Name:

Title:

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El Segundo Power, LLC

By:

Name:

Title:

Provider:

Dynegy Inc.

By:

Name:

Title: .

Dynegy Power Marketing, Inc.

By:

Name:

Title: .

Dynegy Marketing and Trade

By:

Name:

Title:

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Exhibit A
Description of Transition Services
I. FUEL MANAGEMENT CONSULTING SERVICES
Subject to and in accordance with the provision of Section 3.2, during the Term DMT shall use reasonable efforts to provide to Project Company the following fuel management consulting services in connection with the purchase of fuel for the Projects by NRG, the Project Companies or their designee (collectively referred to as “NRG” in this Exhibit A).
     (a) assist NRG with the development of a communication protocols for the required exchange of information used to supply fuel and dispatch power from the Projects in the CAISO day-ahead market and for short term operation of the Projects;
     (b) provide NRG with services to monitor the Projects’ daily fuel requirements and assist NRG in developing demand forecasts by NRG of such requirements and any scheduled or unscheduled outages of the Projects;
     (c) provide services to NRG to facilitate NRG’s coordination and submission of daily nominations with fuel suppliers and transporters for the Projects’ fuel requirements under NRG’s fuel supply and transportation agreements;
     (d) assist NRG as requested with negotiating of fuel supply and transportation service agreements for the Projects’ fuel requirements;
     (e) assist NRG in its procurement of fuel so as to meet the projected generation requirements of the Projects and the schedules for electric output of the Projects, recommend to NRG fuel delivery points, and assist NRG with its arrangements for the delivery of fuel to the Projects or at the recommended delivery points or other delivery points approved or selected by NRG;
     (f) assist NRG in its settlement of gas purchases and transportation service charges, including reviewing all invoices for fuel purchases and transportation services, advising NRG of the accuracy of such invoices and providing full details of any variances; and
     (g) promptly notify NRG and the Projects’ operator of any fuel supply or fuel transportation event known to DMT which could reasonably be expected to have a material impact on the operation of the Projects.
In addition to the fuel management responsibilities described above, DMT shall assist NRG in NRG’s management of the Projects’ daily fuel requirements including day-ahead and intra-day fuel purchases and sales and shall cooperate with NRG and the Projects operator in all reasonable respects in order to ensure the smooth and efficient handling of nominations, transportation and fuel deliveries to the Projects.

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II. ELECTRICITY MANAGEMENT CONSULTING SERVICES AND SCHEDULING COORDINATOR SERVICES
Subject to and in accordance with the provision of Section 3.2, DPM shall provide to NRG the following electricity scheduling and consulting services in respect of electric energy, electric capacity and ancillary services generated, dispatched or scheduled for delivery by the Projects and committed or proposed sales thereof by or from the Projects:
     (a) provide services to schedule the dispatch of electric energy in accordance with the scheduling requirements contained in (i) with respect to Cabrillo I, the Must Run Service Agreement dated June 1, 1999, by and between Cabrillo I and CAISO, (ii) with respect to Cabrillo II, the Must Run Service Agreement dated June 1, 1999, by and between Cabrillo II and CAISO, and (iii) with respect to El Segundo, (1) the Master Power Purchase and Sale Agreement dated June 22, 2004, by and between DPM and Southern California Edison Company, as amended by that certain First Amendment dated August 3, 2004 and by Amendment No. 2 executed by DPM on November 22, 2004 and by Southern California Edison Company on January 27, 2005, and (2) the Confirmation Letter (under said June 22, 2004 Master Power Purchase and Sale Agreement dated October 4, 2005), by and between Southern California Edison Company and DPM, as agent for El Segundo, and (iv) if requested by NRG, such other power sales agreements as may be entered into by NRG with respect to the Projects (collectively the “Power Sales Agreements”);
     (b) coordinate daily and hourly electric energy schedules with purchasers under the Power Sales Agreements and entering of all such schedules with the operator of the Projects, the purchaser, the ISO (when applicable), and any other entity required to be given a schedule under applicable state or federal laws or regulations and otherwise in accordance with the Power Sales Agreements and the requirements of the ISO tariffs to the extent that the ISO tariffs apply;
     (d) act as scheduling coordinator on behalf of the Project Companies including all services required of a “Scheduling Coordinator” by the ISO as defined under the ISO tariff including, but not limited to, scheduling electric energy and providing ancillary services from the Projects to any purchasers under the Power Sales Agreements or in accordance with the tariffs and protocols of the ISO, and providing for or arranging, at NRG’s direction and expense, ancillary services required for transmission and delivery of electric energy to the appropriate delivery points; provided that NRG shall be solely responsible for compensating the ISO for transmission losses, paying any congestion charges imposed by the ISO, paying for administrative charges of the ISO, paying for energy imbalances and unaccounted for energy charges imposed by the ISO; and providing standby electric energy services in accordance with the requirements of the ISO tariffs and, if applicable, any Power Sales Agreement.
     (e) if requested by NRG, assist NRG in its negotiation of wheeling, transportation, ancillary services and control area services agreements related to the Projects;

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     (f) if requested by NRG, assist NRG in its negotiation of such power sales agreements and/or capacity sales agreements related to the Projects and in the management of the existing Power Sales Agreements;
     (g) assist NRG in establishing and maintaining accounts with, and administering payments and reconciliations of amounts due to and from the ISO for transactions undertaken or initiated by NRG and the Project Companies;
     (h) assist NRG in preparing monthly invoices for sales of electric energy under the Power Sales Agreements on behalf of Project Companies in accordance with the requirements of the ISO tariffs and pursuant to the requirements of the Power Sales Agreements;
     (i) assist NRG in coordinating the schedules for electric energy sales from the Projects to enable NRG and the Project Companies to meet the obligations of NRG and the Project Companies under the Power Sales Agreements, or to otherwise accommodate NRG’s desire to dispatch the generation of any Project;
     (j) maintain records of all relevant information necessary or appropriate to administer its obligations under this Agreement;
     (k) if requested by NRG, assist NRG with its completion and filing of required reports with the ISO, and any other Governmental Authorities pertaining to the scheduling and sales of electric energy;
     (l) assist NRG in its verification of daily and hourly schedules of electric energy from the Projects with the ISO as appropriate, or with any applicable purchaser under the Power Sales Agreements and with the operator of the Projects;
     (m) assist NRG in preparing on a monthly basis or in accordance with the Power Sales Agreements invoices for sales of electric energy, ancillary services and/or electric capacity from the Projects;
     (n) assist NRG in reviewing monthly invoices requiring payment by NRG or the Project Companies for scheduling services, meter data management services, control area services, ancillary services or any applicable direct or indirect costs and administering payment for any of the foregoing in accordance with the agreements under which such services are provided; and
     (o) assist NRG in contract administration of existing Cabrillo Power I and II RMR contracts with CAISO (more particularly described in (a) above) and general asset management of the Projects.
All scheduling of electric energy and/or ancillary services from the Projects shall be done in accordance with the scheduling requirements set forth in the applicable Power Sales Agreements, and in accordance with the scheduling and dispatch protocols of the ISO as set forth in the ISO tariffs as appropriate.

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III. SERVICE FEE FOR THE TRANSITION SERVICES

Month	Cabrillo I & II	El Segundo	Total
First 30-Day Period after Closing	$64,783.00	$50,387.00	$115,170.00
Second 30-Day Period after Closing	$125,387.00	$97,523.00	$222,910.00
Third and Subsequent 30-Day Periods after Closing	$194,350.00	$151,161.00	$345,511.00

Totals	$384,520.00	$299,071.00	$683,591.00
The applicable monthly service fee set forth above shall apply for each Project Company until termination or expiration of this Agreement or termination of Transition Services to any Project Company in accordance with Section 3.4 of this Agreement.

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EXHIBIT D
FORM OF AGENCY SERVICES AGREEMENT
     This Agency Services Agreement (“Agreement”), is executed and delivered as of the Effective Date (defined below) by and between NRG West Coast LLC, a Delaware limited liability company (“Buyer”), WCP (Generation) Holdings LLC, a Delaware limited liability company, (“WCP Holdings”), West Coast Power LLC, a Delaware limited liability company (“WCP”), El Segundo Power, LLC, a Delaware limited liability company (“El Segundo”), El Segundo Power II LLC, a Delaware limited liability company (“El Segundo II”), Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”), Cabrillo Power I LLC, a Delaware limited liability company (“Cabrillo I”), and Cabrillo Power II LLC, a Delaware limited liability company (“Cabrillo II”), on the one hand, and Dynegy Power Corp., a Delaware corporation (“DPC”), Dynegy Inc., an Illinois corporation (“Dynegy”), Dynegy Power Marketing, Inc., a Texas Corporation (“DPM”), and Dynegy Marketing and Trade, a Colorado general partnership (“DMT”), on the other hand. Buyer, WCP Holdings, WCP, El Segundo, El Segundo II, Cabrillo I, Cabrillo II and Long Beach are collectively referred to herein as “Agent”. Dynegy, DPC, DPM and DMT are each referred to herein individually as a “Dynegy Party” and collectively as the “Dynegy Parties”. Each Agent and each Dynegy Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
     WHEREAS, pursuant to that certain Purchase Agreement dated December ___, 2005, by and between Buyer, NRG Energy, Inc., DPC II Inc., and Dynegy (the “Purchase Agreement”), Buyer agreed to purchase all of DPC II Inc.’s membership interest in WCP (Generation) Holdings, LLC, a Delaware limited liability company (“WCP Holdings”);
     WHEREAS, WCP Holdings is the owner of 100% of the membership interests in West Coast Power LLC, a Delaware limited liability company (“WCP”) and WCP is the owner of 100% membership interests in the Project Companies (as defined in the Purchase Agreement);
     WHEREAS, each Project Company owns a power generation facility located in the state of California (each a “Project” and collectively the “Projects”);
     WHEREAS, the Dynegy Parties are parties to those certain contracts, letters of credit, guarantees, and other obligations detailed on Schedule 5.5(a) of the Purchase Agreement (as the same may be updated in accordance with Section 5.5(g) thereof) (collectively, the “Specified Obligations”) and which Specified Obligations were incurred for the benefit of WCP Holdings, WCP, the Project Companies, and/or the Projects, as applicable;
     WHEREAS, as of the date of the Closing under the Purchase Agreement (the “Effective Date”) the Dynegy Parties will no longer have an interest in WCP Holdings or the Projects and the Energy Management Agreements between DPM and DMT and the Project Companies will be terminated, and thus the Dynegy Parties will no longer receive any benefit from the Specified Obligations and will no longer be capable of performing certain Specified Obligations; and

     WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, Buyer, NRG, Seller, and Dynegy have agreed to enter into this Agreement as of the Effective Date with respect to those Specified Obligations set forth on Exhibit A attached hereto and made a part hereof (each a “Continuing Obligation” and collectively the “Continuing Obligations”) for which the applicable Dynegy Party thereto has not, as of the Effective Date, been released by the counterparty to, or beneficiary of, such Specified Obligation as contemplated by the Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
W I T N E S S E T H:
ARTICLE I
DEFINITIONS AND CONSTRUCTION
     Section 1.1 Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. “Obligation Counterparties” shall mean each counterparty under, or beneficiary of, a Continuing Obligation for which a Dynegy Party is a party thereto or is the account party or otherwise responsible for reimbursement of the issuer thereof.
ARTICLE II
TERM OF AGREEMENT
     Section 2.1 Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect thereafter until such time as Counterparty Releases have either been obtained and delivered to the applicable Dynegy Party from each Obligation Counterparty with respect to each of the Continuing Obligations or the obligations and liabilities of the Dynegy Parties under each of the Continuing Obligations have expired or terminated by their express terms plus any applicable statute of limitations period with respect to a Dynegy Party’s or Agent’s failure to perform any Continuing Obligation (the “Term”).
ARTICLE III
AGENT SERVICES
     Section 3.1 Agent’s Appointment and Performance of the Continuing Obligations. Agent shall continue to use commercially reasonable efforts to obtain Counterparty Releases for the Continuing Obligations from the Obligation Counterparties as contemplated by the Purchase Agreement. Subject to and in accordance with the terms and conditions of this Agreement, Agent is hereby appointed by the Dynegy Parties to act as their duly appointed and recognized representative to provide and perform, and Agent hereby agrees to provide and perform, on behalf and in the name of each applicable Dynegy Party, all of the Dynegy Parties’ obligations and responsibilities under the Continuing Obligations in accordance with their respective terms and conditions (collectively, the “Services”). The Dynegy Parties hereby authorize Agent to take those actions Agent may reasonably deem necessary in the name of the Dynegy Parties in

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connection with the performance and administration of the Continuing Obligations including, but not limited to, terminating any such Continuing Obligation in accordance with the standards set forth in Section 3.3 hereof.
     Section 3.2 Economic Benefits and Liabilities. From and after the Effective Date, the Dynegy Parties and Agent agree to take such actions, to the extent permitted by applicable Law, as may be necessary to permit Agent to receive the economic benefits and assume the liabilities under the Continuing Obligations without committing a breach of the terms thereof.
     Section 3.3 Standard of Performance. Agent shall perform the Services in good faith, in a good and workmanlike manner, with due diligence and dispatch, and in full compliance with applicable law and the terms and conditions of the Continuing Obligations. Agent shall not extend, modify or amend any of the Continuing Obligations in any material respect without the prior written consent of the applicable Dynegy Party thereto.
     Section 3.4 Cooperation.
          (A) Each Dynegy Party agrees to: (a) provide Agent with all reasonable assistance, cooperation and documentation that may be reasonably requested by Agent in the performance of the Services; (b) refrain from interfering with Agent’s performance of the Services and consult with Agent prior to taking any action which could be reasonably foreseen as conflicting with Agent’s performance hereunder; and (c) to the extent necessary to enable Agent to perform its obligations hereunder, notify the Obligation Counterparties of Agent’s status and authorization hereunder; and (d) maintain all governmental approvals required to be maintained by any Dynegy Party under any Continuing Obligation and to the extent necessary for Agent’s performance of the Services. Without limiting the foregoing, the Dynegy Parties further agree to provide any and all documentation that may be reasonably requested by Agent to confirm to any Obligation Counterparty the power and authority of Agent to act in the name, place and stead of the Dynegy Parties with respect to (i) cashing checks, receiving wire transfers or otherwise accepting payments from Obligation Counterparties, (b) calculating, collecting and remitting payments to Obligation Counterparties in accordance with the terms of the Continuing Obligations, (c) collecting and remitting applicable taxes to any applicable Governmental Authority, and making any required tax filings in connection therewith, and (d) prosecuting, defending or settling any claims or liabilities under or relating to any Continuing Obligation.
          (B) Agent agrees to promptly provide to each applicable Dynegy Party any correspondence or notice received by Agent from any Obligation Counterparty with respect to any actual or claimed breach, default or event of default (however denominated) by Agent or any Dynegy Party under any Continuing Obligation. In addition, upon request by any Dynegy Party, Agent agrees to provide or make available to each applicable Dynegy Party (or their Representatives) all books and records relating to the performance of the Services by Agent, including, but not limited to, any and all communications and correspondence to or from any Obligation Counterparty with respect to any Continuing Obligation.
          (C) Dynegy Parties agree to promptly provide to Agent any correspondence or notice received by Dynegy Parties from any Obligation Counterparty with respect to any actual or claimed breach, default or event of default (however denominated) by Dynegy Parties or

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Agent under any Continuing Obligation. In addition, upon request by Agent, any Dynegy Party agrees to provide or make available to Agent (or their Representatives) all books and records relating to the performance of the Services by Agent, including, but not limited to, any and all communications and correspondence to or from any Obligation Counterparty with respect to any Continuing Obligation.
     Section 3.5 Performance Assurance and Back-up Cash Collateral. Agent’s obligation to perform the Dynegy Party’s obligations under the Continuing Obligations includes the obligation to post performance assurance to the Obligation Counterparties. In the event the amount required to be posted and actually posted by Agent on a Dynegy Party’s behalf to any Obligation Counterparty reflects the benefit of netting against the exposure of such Obligation Counterparty to a Dynegy Party with respect to transactions unrelated to WCP, the Project Companies or Projects, then Agent shall also post cash collateral to the applicable Dynegy Party in an amount equal to the difference between the total amount that would be required to be posted to such Obligation Counterparty in the absence of netting and the lesser amount actually posted by Agent to the Obligation Counterparty as a result of the netting benefit. In the event no amount is required to be posted by Agent on a Dynegy Party’s behalf to any Obligation Counterparty as a result of the benefit of netting as described above, then Agent shall post cash collateral to the applicable Dynegy Party in an amount equal to the total amount that would be required to be posted to such Obligation Counterparty in the absence of netting. If the amount required to be posted on a Dynegy Party’s behalf to any Obligation Counterparty is greater than the amount that would be required to be posted to such Obligation Counterparty in the absence of netting, the Dynegy Party shall be responsible for posting any such excess amount (and Agent agrees to promptly return any such excess amount posted by the Dynegy Party in the event any such excess amount is returned by the Obligation Counterparty to Agent and not to the Dynegy Party). Further, in the event any Obligation Counterparty refuses to release any Dynegy Party credit support notwithstanding the tender of cash collateral, a letter of credit or other non-cash performance assurance from Agent as contemplated above or for any reason, then Agent shall also provide to the applicable Dynegy Party on the Effective Date cash collateral in an amount equal to one hundred percent (100%) of the amount that would be required to be posted in the absence of netting (such amount and/or any cash collateral amounts required to be posted to the Dynegy Party in accordance with this Section 3.5, being herein referred to as the “Back-Up Cash Collateral”). Until such time as the Continuing Obligation has been fully performed and discharged or a Counterparty Release has been provided by the applicable counterparty to the Dynegy Party and any and all non-cash credit support provided by the Dynegy Party has been released, such Dynegy Party shall have the right to immediately draw upon such Back-Up Collateral if Agent fails to timely and fully perform the Dynegy Party’s obligations under such Continuing Obligation.
ARTICLE IV
DEFAULT AND TERMINATION
     Section 4.1 Event of Default. Should any of the following events or conditions occur, the same shall constitute an event of default under this Agreement (herein called an “Event of Default”):

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          (A) A Dynegy Party or Agent breaches any of its material obligations under this Agreement.
          (B) If any representation or warranty of Dynegy or Agent set forth in Article VI hereof shall prove untrue in any material respect.
     Section 4.2 Termination Upon Breach. If a Party commits an Event of Default, the other Party (hereinafter the “Non-Defaulting Party”) may give such Party in default (the “Defaulting Party”) a written notice describing such default in reasonable detail and demanding that the Defaulting Party cure such default. If the Defaulting Party does not cure its default within ten (10) days after its receipt of such notice, or if the default is such that it cannot be cured within such period of time and the Defaulting Party does not promptly commence action within such ten (10) day period which is calculated to cure such default within twenty (20) days and thereafter diligently pursue such action to completion, the Non-Defaulting Party shall have the right, in addition to remedies it has at law or in equity (but subject to the limitations set forth in this Agreement), to terminate this Agreement by written notice to the Defaulting Party, without prejudice to any remedies at law or in equity (but subject to the limitations set forth in this Agreement) which are available to the Non-Defaulting Party by reason of the Defaulting Party’s default.
ARTICLE V
FEES
     Section 5.1 Compensation. In consideration of Agent’s performance of the Services, Agent shall be entitled to all proceeds recovered by either Agent or the Dynegy Party arising out of the Continuing Obligations. The Dynegy Parties expressly recognize that Agent may generate, and shall be solely entitled to, profits or losses that may arise out of all activities performed by Agent under this Agreement after the Effective Date, including those arising out of Agent acting as the Dynegy Parties’ representative hereunder.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.1 By the Dynegy Parties. Each Dynegy Party represents and warrants to, and covenants with, and for the benefit of Agent that: (i) it is duly organized under the laws of the state of its organization, (ii) it has all necessary power and authority to enter and perform this Agreement, (iii) the execution, delivery and performance of this Agreement has been duly authorized and constitutes a valid and binding agreement of such Dynegy Party enforceable against such Dynegy Party in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors’ rights generally, (b) general principles of equity and (c) the power of a court to deny enforcement of remedies generally based upon public policy; and (iv) it has all approvals, authorizations or consents from any Governmental Authority that are needed to perform its obligations under the Continuing Obligations.
     Section 6.2 By Agent. Agent represents and warrants to, and covenants with, and for the benefit of Company that, (i) it is duly organized under the state of its organization, (ii) it has

5

all necessary power and authority to enter and perform this Agreement, (iii) the execution, delivery and performance of this Agreement has been duly authorized and constitutes a valid and binding agreement of Agent enforceable against Agent in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application from time to time in effect that affect creditors’ rights generally, (b) general principles of equity and (c) the power of a court to deny enforcement of remedies generally based upon public policy; (iv) Agent is (or, as soon as practicable, will be) qualified to act as agent hereunder on the natural gas distribution systems of Southern California Gas Company and San Diego Gas & Electric Company to the extent necessary to perform the Services, (v) Agent has (or, as soon as practicable, will have) all necessary CAISO licenses and authorizations to the extent necessary to perform the Services and (vi) Agent has (or, as soon as practicable, will have) all requisite regulatory approvals, licenses or other Governmental Approvals necessary to perform the Services and has all facilities, personnel, expertise and equipment necessary to perform the Services except only for those services to be provided by a Dynegy Party pursuant to the Transition Services Agreement provided for in the Purchase Agreement.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Indemnification by Agent. Agent agrees to indemnify, defend and hold harmless Dynegy Parties and the Dynegy Parties’ Affiliates and their respective Representatives (collectively, the “Dynegy Indemnified Parties”) from and against any and all damages, liabilities, penalties, fines, losses, costs and expenses (including, without limitation, reasonable legal fees), actions, suits, demands, assessments or judgments with respect to any claim by a third party arising out of or relating to Agent’s provision of the Services pursuant to this Agreement or any Event of Default hereunder by Agent and for fifty percent (50%) of any third party claims arising prior to the Effective Date with respect to any Continuing Obligation; provided, however, that Agent shall not be required to indemnify any Dynegy Indemnified Party for any such claims resulting directly from the gross negligence or willful misconduct of such Dynegy Indemnified Party.
     Section 7.2 Indemnification by Dynegy Parties. Dynegy Parties agree, jointly and severally, to indemnify, defend and hold harmless Agent and their respective Representatives (collectively, the “Agent Indemnified Parties”) from and against any and all damages, liabilities, penalties, fines, losses, costs and expenses (including, without limitation, reasonable legal fees), actions, suits, demands, assessments or judgments with respect to any claim by a third party to the extent arising out of (a) the gross negligence or willful misconduct of Dynegy Parties and relating to Agent’s provision of the Services pursuant to this Agreement or (b) any acts or omissions of any Dynegy Party that prevent Agent from performing the Services and Agent’s other obligations hereunder.
     Section 7.3 Limitations.
     (a) No indemnifying Party shall have any obligation to indemnify a Party for special, punitive, indirect or consequential damages, lost profits or similar items, except with respect to matters involving actions, claims or other proceedings brought or asserted by third parties and then only to the extent that an indemnified party (“Indemnified Party”) is required to pay any

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such damages, lost profits or similar items to such third parties. Nothing in this Agreement is intended to require the payment by the indemnifying Party of duplicative, in whole or in part, indemnity payments to an Indemnified Party.
     (b) Any amount for which indemnification is provided by an indemnifying Party (“Indemnitor”) under Section 7.1 or Section 7.2 (a “Loss”) shall be net of (1) any amounts recovered by the Indemnified Party with respect to such Loss pursuant to any indemnification by or indemnification agreement with any third party in excess of any associated cost to the Indemnified Party in obtaining such indemnification; (2) any insurance proceeds or other reimbursement received as an offset against such Loss (and no right of subrogation shall accrue hereunder to any insurer or third-party indemnitor); and (3) an amount equal to the net cash tax benefit actually received attributable to such Loss. If the amount to be netted is determined after payment by the Indemnitor of any amount, the Indemnified Party shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 7.4 had such determination been made at the time of payment.
     Section 7.4 Indemnification Procedures.
     (a) Each Party shall, with reasonable promptness after obtaining knowledge thereof, provide the other Party or Parties against whom a claim for indemnification is to be made under Section 7.1 or Section 7.2, as applicable with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of Section 7.1 or Section 7.2, as applicable (collectively, “Third Party Claims”), which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, a good faith estimate of the amounts or relief claimed by the third party and copies of any pleadings or demands from the third party. Notwithstanding the foregoing, the failure to provide such notice reasonably promptly shall not release the Indemnitor from any of its obligations under Section 7.1 or Section 7.2, as applicable, except to the extent that the Indemnitor is materially prejudiced by such failure, and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party otherwise than under Section 7.1 or Section 7.2, as applicable.
     (b) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to Section 7.1 or Section 7.2, as applicable, and, if so, whether the Indemnitor elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the Indemnified Party, such consent not to be withheld unreasonably) and at its sole risk and expense, the settlement or defense of the Third Party Claim; provided, however, that if legal counsel to the Indemnified Party determines, in writing provided to Indemnitor, that there exists or is reasonably likely to exist a conflict of interest which makes it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel (such counsel subject to the reasonable approval of the Indemnitor), with the reasonable costs and expenses of such counsel to be paid by the Indemnitor.
     (c) If within 30 days after its receipt of the claim notice the Indemnitor notifies the Indemnified Party that it elects to undertake the settlement or defense of the Third Party Claim,

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the Indemnified Party shall cooperate reasonably with the Indemnitor in connection therewith including, without limitation, by making available to the Indemnitor all relevant information and the testimony of employees material to the defense of the Third Party Claim. The Indemnitor shall reimburse the Indemnified Party for reasonable out-of-pocket costs incurred in connection with such cooperation. The Indemnified Party shall be entitled to approve any proposed settlement that would impose any obligation or duty on the Indemnified Party or include a finding or admission of any violation of applicable Law on the part of the Indemnified Party, which approval shall not be unreasonably withheld. So long as the Indemnitor is diligently and in good faith contesting the Third Party Claim (i) the Indemnified Party shall be entitled to participate in all aspects of, but not conduct or control, the settlement or defense of the Third Party Claim through counsel and advisors chosen by the Indemnified Party, at its expense, and (ii) the Indemnified Party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim at any time without the consent of the Indemnitor, provided that the terms and conditions of such settlement involve solely the payment of money damages and the Indemnified Party waives any right to indemnification therefor by the Indemnitor.
     (d) If the potential Indemnitor does not provide the notice described in Section 7.4(b) within the 30-day period required thereby or if the potential Indemnitor fails to either contest or undertake settlement negotiations in connection with the Third Party Claim, the Indemnified Party shall thereafter have the right to contest, settle or reach a compromise with respect to the Third Party Claim at its exclusive discretion, at the risk and expense of the Indemnitor, and the Indemnitor will thereby waive any claim, defense or argument that the Indemnified Party’s settlement or defense of such Third Party Claim is in any respect inadequate or unreasonable. Notwithstanding the foregoing, if the potential Indemnitor fails to provide the notice described in Section 7.4(c) within the 30-day period required thereby, the potential Indemnified Party shall provide one fax notice of such Third Party Claim to the chief legal officer of the potential Indemnitor. If the Potential Indemnitor still does not provide the required notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the Third Party Claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide notice within the 30-day period.
ARTICLE VIII
RELATIONSHIP AND CONFIDENTIALITY
     Section 8.1 Relationship of the Parties. The Parties agree that Agent is providing the Services to the Dynegy Parties as an independent contractor. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association or relationship.
     Section 8.2 Confidentiality.
          (A) Each Party agrees to hold in confidence, and to cause its Representatives to hold in confidence, in the same manner that such Party keeps its own confidential information of a similar nature, or with reasonable care, whichever standard is higher, any Confidential Information. “Confidential Information” means any proprietary or confidential information received by a Party, its Representatives (collectively the “Receiving Party”), from the other Party

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or any of its Representatives (collectively the “Disclosing Party”) in connection with the Services or otherwise; provided, however, that “Confidential Information” shall not include information that (i) is or generally becomes available to the public other than as a result of a disclosure in breach of this Agreement; (ii) was known by, or in the possession of, the Receiving Party prior to its disclosure by the Disclosing Party; (iii) was or later is developed independently by the Receiving Party without use of Confidential Information; or (iv) becomes available to the Receiving Party from a third party not in breach of any confidentiality obligation of the third party. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Receiving Party shall notify Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8.2(A). If in the absence of a protective order or the receipt of a waiver hereunder, Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Receiving Party may disclose the Confidential Information to the tribunal; provided, however, that Receiving Party will use its reasonable efforts to obtain, at the request of Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Disclosing Party designates.
          (B) At the end of the Term, all Confidential Information shall be returned to the Disclosing Party or destroyed by the Receiving Party and the Receiving Party shall provide written confirmation of such destruction to the Disclosing Party. The Receiving Party shall be responsible for retrieving all Disclosed Confidential Information from its Representatives other than those Representatives who have entered into a confidentiality agreement directly with the Disclosing Party. Notwithstanding the foregoing, the Receiving Party that is required to return Disclosed Confidential Information under this Agreement shall be entitled to retain one copy of such Disclosed Confidential Information to the extent that such Party deems, in its reasonable discretion, necessary or advisable to comply with applicable laws. The Receiving Party shall be deemed to have destroyed any Disclosed Confidential Information that is provided by the Disclosing Party or maintained by the Receiving Party in electronic form if such information is deleted from local hard drives so long as no attempt is made to recover such information from servers or back up sources.
          (C) In the event of any breach or threatened breach by the Receiving Party of the terms of this Section 8.2, the Disclosing Party shall be entitled to injunctive and other equitable relief, without the posting of a bond if permitted by law, and the Receiving Party shall not plead in defense thereto that there would be an adequate remedy at law. Any such relief shall be in addition to, and not in lieu of, money damages or any other legal or equitable remedy available to the Disclosing Party.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Entire Agreement; Assignment. This Agreement, including all exhibits and attachments hereto, the Purchase Agreement and the Ancillary Agreements, constitute the entire agreement between the Parties concerning the subject matter of this Agreement and

9

supersedes all other prior agreements and understandings, both written and oral, between the Parties concerning the subject matter of this Agreement, and, except as otherwise provided in Section 9.4, this Agreement shall not be assigned, by operation of law or otherwise, by a Party, without the prior written consent of the other Party, which may be granted or withheld in such other Party’s sole discretion. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
     Section 9.2 Governing Law; Venue; and Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s Law. Each of the Parties submits to the jurisdiction of New York, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal. Each of the parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding so brought. Each Party agrees to frame any complaint brought in any such action or proceeding to support federal court jurisdiction if grounds for federal jurisdiction exist, and further agrees that any of the other parties may required such Party to dismiss any state law case where a federal court would have jurisdiction over the subject matter.
     Section 9.3 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.
     Section 9.4 Performance by Third Parties. Agent and the Dynegy Parties understand that during the Term of this Agreement, Agent may decide to have all or a portion of any particular Service performed in whole of in part, by one of its Affiliates; provided, however, that no such performance by any Affiliate of Agent shall release Agent from its obligations hereunder and Agent shall be solely responsible for its Affiliate’s performance or non-performance hereunder.
     Section 9.5 Notices. Notices and other communications given or made pursuant to this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered

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personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as follows:
     If to Agent, addressed as follows:
NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attn: General Counsel
Fax: (609) 524-4589
     with a copy to, which shall not constitute notice:
NRG Energy, Inc.
4600 Carlsbad Boulevard
Carlsbad, CA 92008
Attn: David Lloyd, Senior Attorney
Fax: 760-268-4017
     If to a Dynegy Party, as applicable, addressed as follows:
Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Lynn Lednicky, Executive Vice President
Fax: 713-767-5181
Dynegy Power Corp.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Brian Tamplen, Vice President
Fax: (713) 507-6504
Dynegy Power Marketing, Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Brian Tamplen, Vice President
Fax: (713) 507-6504
Dynegy Marketing and Trade
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: Brian Tamplen, Vice President
Fax: (713) 507-6504

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     with copies to, which shall not constitute notice:
Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: J. Kevin Blodgett, General Counsel and Executive Vice President
Fax: 713-356-2185
Dynegy Power Marketing, Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002
Attention: General Counsel
Fax: (713) 767-8508
     Section 9.6 Headings. The descriptive headings used in this Agreement are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.
     Section 9.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Agent and its successors and permitted assigns, with respect to the obligations of the Dynegy Parties under this Agreement, and for the benefit of the Dynegy Parties, and their successors and permitted assigns, with respect to the obligations of Agent under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third-party any remedy, claim of liability or reimbursement, cause of action or other right.
     Section 9.8 Counterparts and Construction. This Agreement may be executed in counterparts, each of which shall be deemed an original, but any of which together shall constitute one and the same instrument. In construing this Agreement, the word “including” and its derivatives means “including, but not limited to” and corresponding derivative expressions.
     Section 9.9 No Amendment. This Agreement may be amended, modified or supplemented at any time by the Parties to this Agreement, under an instrument in writing signed by each Party. If the provisions of this Agreement and the provisions of request for services to be performed hereunder conflict, the provisions of this Agreement shall prevail.
     Section 9.10 No Waiver. Except as otherwise expressly provided in this Agreement, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the Party against whom such waiver is sought to be enforced.

12

     Section 9.11 Severability, Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision will be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
     Section 9.12 Services Coordination. Agent designates Lloyd Will as Agent’s representative for purposes of coordination of Services under this Agreement. The Dynegy Parties designate Brian Despard as the Dynegy Parties representative for purposes of coordination of Services under this Agreement. A Party may change its designee for purposes of this Section 9.12 by providing notice thereof to the other Parties.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Agent:

NRG West Coast LLC

By:

Name:

Title:

Project Companies:

El Segundo Power, LLC

By:

Name:

Title:

El Segundo Power II LLC

By:

Name:

Title:

Long Beach Generation LLC

By:

Name:

Title:

Cabrillo Power I LLC

By:

Name:

Title:

Cabrillo Power II LLC

By:

Name:

Title:

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Dynegy Parties:

Dynegy Inc.,

By:

Name:

Title:

Dynegy Power Corp.

By:

Name:

Title:

Dynegy Power Marketing, Inc.

By:

Name:

Title:

Dynegy Marketing and Trade

By:

Name:

Title:

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EXHIBIT E
FORM OF TERMINATION AGREEMENT
     This Termination Agreement (this “Agreement”), is executed and delivered as of the Effective Date (defined below) by and between NRG Energy, Inc., a Delaware corporation (“NRG”), Dynegy Inc., an Illinois corporation (“Dynegy”), Dynegy Power Corp., a Delaware corporation (“DPC”), Dynegy Power Marketing, Inc., a Texas corporation (“DPM”), Dynegy Marketing and Trade, a Colorado general partnership (“DMT”), Dynegy Power Management Services, L.P., a Delaware limited partnership (“DPMS”), WCP (Generation) Holdings LLC, a Delaware limited liability company (“WCP Holdings”), West Coast Power LLC, a Delaware limited liability company (“WCP”), El Segundo Power, LLC, a Delaware limited liability company (“El Segundo”), El Segundo Power II LLC, a Delaware limited liability company (“El Segundo II”), Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”), Cabrillo Power I LLC, a Delaware limited liability company (“Cabrillo I”), and Cabrillo Power II LLC, a Delaware limited liability company (“Cabrillo II”). El Segundo, El Segundo II, Long Beach, Cabrillo I, and Cabrillo II are each referred to herein individually as a “Project Company” and collectively as the “Project Companies”. NRG, DPC, DPM, DMT, DPMS, WCP Holdings, WCP, and each Project Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, pursuant to that certain Purchase Agreement dated December___, 2005, by and between NRG West Coast LLC, a Delaware limited liability company (“Buyer”), NRG, DPC II Inc. a Delaware corporation (“Seller”), and Dynegy (the “Purchase Agreement”), Buyer agreed to purchase all of Seller’s membership interest in WCP Holdings;
     WHEREAS, WCP Holdings is the owner of 100% of the membership interests in WCP and WCP is the owner of 100% of the membership interests in the Project Companies;
     WHEREAS, each Project Company, other than El Segundo II, owns a power generation facility located in the state of California (each a “Project” and collectively the “Projects”);
     WHEREAS, DPC, DPM, DMT and DPMS have entered into those certain agreements with WCP, each of the Project Companies, or NRG in connection with the Projects as described on Exhibit A attached hereto and made a part hereof (as amended, each a “WCP Related Agreement” and collectively, the “WCP Related Agreements”);
     WHEREAS, the Parties and their Affiliates may have entered into other agreements between them from time to time in connection with WCP Holdings, WCP, the Project Companies, the Projects and other development opportunities and efforts in California (the “Other California Agreements”); and
     WHEREAS, in connection with the Closing under the Purchase Agreement, the Parties hereto hereby desire to terminate each of the WCP Related Agreements and the Other California Agreements.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
     1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. “Effective Date” means the date of Closing under the Purchase Agreement.
     2. Termination of Agreements. The Parties agree that the WCP Related Agreements and the Other California Agreements, except the Purchase Agreement and the Ancillary Agreements, are terminated effective as of the Effective Date and that from and after the Effective Date, no Party shall have any liabilities, rights, duties or obligations to the other Party under or in connection with any of the WCP Related Agreements or the Other California Agreements; provided, however, that termination of any WCP Related Agreement or Other California Agreements shall not release any of the Parties thereto from (a) any obligations to indemnify the other Party against any third party liability, to the extent such liability was accrued prior to the Effective Date or arises from any act or omission occurring prior to the Effective Date or (b) any other obligations that expressly survive termination by the terms of the WCP Related Agreement or Other California Agreements. Nothing in this Section 2, however, shall be construed as an exception to, or modification of, the Litigation Agreement, it being understood that the Litigation Agreement shall govern and control with respect to the subject matter thereof.
     3. Ca. Civ. Code Section 1542 Waiver. The Parties hereby acknowledge that there is a risk that, subsequent to the execution of this Agreement, they may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement was executed, including unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters addressed herein which, if known on the date this Agreement was executed, may have materially affected their decision to execute this Agreement. The Parties each acknowledge that they are assuming the risk of such unanticipated claims and agree that this Agreement applies thereto. The Parties expressly waive the benefits of Section 1542 of the California Civil Code, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Effective upon effectiveness of the terms of this Agreement, the Parties waive and relinquish all rights and benefits which they have or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect.
     4. Counterparts; Governing Law; Venue. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be construed under and governed by the laws of the State of New York, without regard to its conflict of laws principles. Each of the Parties submits to the jurisdiction of New York, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding so brought. Each Party agrees to frame any complaint brought in any such action or proceeding to support federal court jurisdiction if grounds for federal jurisdiction exist, and further agrees that any of the other Parties may require such Party to dismiss any state law case where a federal court would have jurisdiction over the subject matter.
     5. Rules of Construction. In this Agreement, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.
     6. Severability. If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable under applicable law, the remaining terms and provisions of this Agreement shall remain in full force and effect to the extent permitted by law. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the Parties hereby waive to the same extent any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     7. Integration; Modifications. This Agreement (a) integrates all the terms and conditions mentioned in or incidental to this Agreement, and (b) supersedes all prior negotiations and all prior oral or written representations, understandings, promises, commitments, and agreements between the Parties or any of their affiliates, except the Purchase Agreement and the Ancillary Agreements, with respect to its subject matter. The Parties agree, each on behalf of itself and its affiliates, that no representation, understanding, promise, commitment or agreement relating to the subject matter of this Agreement shall be enforceable against any Party or its affiliates unless it is contained in this Agreement. No term of this Agreement may be amended, waived, or otherwise modified except in a writing signed by both Parties.
     8. No Waiver. Failure to insist on compliance with any term or provision contained in this Agreement shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
     9. Further Actions. Each of the Parties agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the Effective Date.

NRG:

NRG Energy, Inc.

By:

Name:

Title:

Dynegy:

Dynegy Inc.

By:

Name:

Title:

DPC:

Dynegy Power Corp.

By:

Name:

Title:

DPM:

Dynegy Power Marketing, Inc.

By:

Name:

Title:

DMT:

Dynegy Marketing and Trade

By:

Name:

Title:

DPMS:

Dynegy Power Management Services, L.P.

By:

Name:

Title:

WCP Holdings:

WCP (Generation) Holdings LLC

By:

Name:

Title:

WCP:

West Coast Power LLC

By:

Name:

Title:

Project Companies:

El Segundo Power, LLC

By:

Name:

Title:

El Segundo Power II LLC

By:

Name:

Title:

Long Beach Generation LLC

By:

Name:

Title:

Cabrillo Power I LLC

By:

Name:

Title:

Cabrillo Power II LLC

By:

Name:

Title:

EXHIBIT A
1.	West Coast Power Administrative Services Agreement dated effective as of June 30, 1999 by and between WCP and DPMS.

2.	Energy Management Agreement dated March 31, 1998 by and between DPM [formerly known as Electric Clearinghouse, Inc. (“ECI”), DMT [formerly known as Natural Gas Clearinghouse (“NGC”)] and El Segundo, as amended by that certain Amendment to Energy Management Agreement dated July 1, 2003.

3.	Energy Management Agreement dated March 31, 1998 by and between DPM (formerly known as ECI), DMT (formerly known as NGC) and Long Beach, as amended by that certain Amendment to Energy Management Agreement dated July 1, 2003.

4.	Energy Management Agreement dated May 20, 1999 by and between DPM (formerly known as ECI), DMT, and Cabrillo I, as amended by that certain Amendment to Energy Management Agreement dated July 1, 2003.

5.	Energy Management Agreement dated May 20, 1999 by and between DPM (formerly known as ECI), DMT, and Cabrillo II, as amended by that certain Amendment to Energy Management Agreement dated July 1, 2003.

6.	Natural Gas Sales Agreement dated March 31, 1998 by and between DMT (formerly known as NGC) and El Segundo.

7.	Natural Gas Sales Agreement dated March 31, 1998 by and between DMT (formerly known as NGC) and Long Beach.

8.	Natural Gas Sales Agreement dated May 20, 1999 by and between DMT and Cabrillo I.

9.	Natural Gas Sales Agreement dated May 20, 1999 by and between DMT and Cabrillo II.

10.	Power Purchase Agreement dated March 31, 1998 by and between DPM (formerly known as ECI) and El Segundo.

11.	Power Purchase Agreement dated March 31, 1998 by and between DPM (formerly known as ECI) and Long Beach.

12.	Power Purchase Agreement dated May 20, 1999 by and between DPM (formerly known as ECI) and Cabrillo I.

13.	Power Purchase Agreement dated May 20, 1999 by and between DPM (formerly known as ECI) and Cabrillo II.

14.	ISDA Master Swap Agreement dated March 31, 1998 by and between DMT (formerly known as NGC) and El Segundo.

15.	ISDA Master Swap Agreement dated March 31, 1998 by and between DMT (formerly known as NGC) and Long Beach.

16.	ISDA Master Swap Agreement dated May 20, 1999 by and between DMT and Cabrillo I.

17.	ISDA Master Swap Agreement dated May 20, 1999 by and between DMT and Cabrillo II.

18.	Master Power Purchase and Sale Agreement dated June 1, 2001 by and between DPM and El Segundo.

19.	Master Power Purchase and Sale Agreement dated June 1, 2001 by and between DPM and Long Beach.

20.	Master Power Purchase and Sale Agreement dated June 1, 2001 by and between DPM and Cabrillo I.

21.	Master Power Purchase and Sale Agreement dated June 1, 2001 by and between DPM and Cabrillo II.

22.	Set-Off Agreement dated June 30, 1999 by and between DPM (formerly known as ECI), DMT, and El Segundo.

23.	Set-Off Agreement dated June 30, 1999 by and between DPM (formerly known as ECI), DMT, and Long Beach.

24.	Set-Off Agreement dated June 30, 1999 by and between DPM (formerly known as ECI), DMT, and Cabrillo I.

25.	Set-Off Agreement dated June 30, 1999 by and between DPM (formerly known as ECI), DMT, and Cabrillo II.

26.	Letter Agreements dated February 23, 2001, and February 27, 2001, between NRG and DMT regarding payment for fuel deliveries.

27.	Guaranty Reimbursement Agreement dated March 19, 1998 by and between Dynegy (formerly known as NGC Corporation) and NRG.

28.	Guaranty Reimbursement Agreement dated March 19, 1998 by and between Dynegy (formerly known as NGC Corporation) and NRG.

29.	Guaranty Reimbursement Agreement dated December 14, 1998 by and between DPC and NRG.

30.	Guaranty Reimbursement Agreement dated effective December 14, 1998 by and between DPC and NRG.

31.	Guaranty Reimbursement Agreement dated July 31, 1998 by and between DPC and NRG.

32.	Guaranty Reimbursement Agreement dated June 30, 1999 by and between DPC and NRG.

EXHIBIT F
FORM OF AGREEMENT
REGARDING SPECIFIED LITIGATION
AGREEMENT REGARDING SPECIFIED LITIGATION
     THIS AGREEMENT REGARDING SPECIFIED LITIGATION (the “Agreement”) is entered into to be effective as of                     , 2006 (the “Effective Date”) by and among Dynegy Inc. (“Dynegy”), NRG Energy, Inc. (“NRG”), and NRG West Coast LLC (“Buyer”) (NRG, Buyer and Dynegy together, the “Parties”).
RECITALS
     A. NRG, Buyer, DPC II Inc. (“Seller”), and Dynegy have entered into the Purchase Agreement (the “Purchase Agreement”), dated effective December ___, 2005.
     B. Buyer is a subsidiary of NRG and Seller and is a subsidiary of Dynegy.
     C. Buyer’s and Seller’s obligation to take the respective actions required to be taken by Buyer and Seller at the Closing (as defined in the Purchase Agreement) is subject to the satisfaction, at or prior to the Closing, of the mutual execution and delivery of this Agreement.
     D. Each of the Parties has determined that it will derive substantial benefit from the transactions contemplated by the Purchase Agreement and the execution and delivery of this Agreement.
AGREEMENT
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     Section 1. Indemnification; Payment.
     1.1 Gas Litigation Indemnification by Dynegy. Dynegy agrees that, to the maximum extent permitted by applicable law (but subject to the limitations set forth herein), it shall indemnify, defend and hold harmless NRG, its affiliates (including the WCP Entities), and each of their respective directors, officers, partners, shareholders, members, employees, agents (including counsel, auditors, accountants, and advisors), heirs, successors, predecessors, and assigns (collectively, “NRG Indemnified Parties”) from, against and in respect of and shall reimburse the amount of any loss, liability, damage, judgment, civil fine and penalty, expense, including reasonable costs of investigation and defense and reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal (collectively, “Losses”), suffered or incurred by, and any Proceeding against, any of the NRG Indemnified Parties arising out of or resulting from (i) the Gas Litigation or (ii) any breach of any representation, warranty or covenant by Dynegy contained in this Agreement.

     1.2 CDWR Litigation Indemnification by NRG. Dynegy, on the one hand, and Buyer and NRG on the other hand, each intend, except as otherwise expressly provided below in Section 1.2(i), to be responsible for one-half of the costs and attorneys’ fees incurred in defending the Power Litigation and to be responsible for one-half of any Loss suffered or incurred by either Dynegy, NRG or any of their affiliates in connection with the CDWR Litigation. To effectuate this intention, Buyer and NRG agree that, to the maximum extent permitted by applicable law (but subject to the limitations set forth herein), they shall be responsible for, and they shall indemnify, defend and hold harmless, jointly and severally, Dynegy, its affiliates, and each of their respective directors, officers, partners, shareholders, members, employees, agents (including counsel, auditors, accountants, and advisors), successors, predecessors, and assigns (collectively, “Dynegy Indemnified Parties”) from, against and in respect of and shall reimburse the Dynegy Indemnified Parties for any Loss suffered or incurred with respect to, arising out of or resulting from the CDWR Litigation:
     (i) up to $600,000,000 plus 50% of any amounts in excess of $600,000,000; provided, however, that NRG’s and Buyer’s responsibility for such Losses up to the aforesaid amounts shall be limited to fifty percent (50%) of such Losses to the extent the same resulted from the actions of the Dynegy Indemnified Parties that form the basis of the CDWR Litigation which (a) are not Known to NRG or its affiliates as of the date of the Purchase Agreement as constituting gross negligence or willful misconduct and (b) constitute gross negligence or willful misconduct by the Dynegy Indemnified Parties (it is acknowledged by NRG that the Settlement and Release of Claims Agreement dated June 28, 2004, approved by FERC on or about October 25, 2004 in San Diego Gas & Electric Co. v. Sellers of Energy and Ancillary Services, Docket No. EL00-95-000, Investigation of the Practices of the California Independent System Operator and the California Power Exchange, Docket No. EL00-98-000, Puget Sound Energy, Inc. v. All Jurisdictional Sellers of Energy and/or Capacity in the Pacific Northwest, Docket No. EL01-10-000, et al, Investigation of Anomalous Bidding Behavior and Practices in the Western Markets, Docket No. IN03-10-000, Fact-Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, Docket No. PA02-2-000 is not evidence of gross negligence or willful misconduct); and
     (ii) for any breach of any representation, warranty or covenant by Buyer contained in this Agreement.
     Exhibit E attached hereto sets forth an illustration of the application of Section 1.2(i) above.
     1.3 Joint Power Litigation Indemnification. Dynegy, on the one hand, and Buyer and NRG on the other hand, each intend to be responsible for one-half of the costs and attorneys’ fees incurred in defending the Power Litigation and to be responsible for one-half of any Loss suffered or incurred by either Dynegy, NRG or any of their affiliates in connection with the Power Litigation. To effectuate this intention, Dynegy agrees that, to the maximum extent permitted by applicable law (but subject to the limitations set forth herein), it shall indemnify, defend and hold harmless each of the NRG Indemnified Parties from, against and in respect of and shall reimburse the amount of any Loss suffered or incurred by, and any Proceeding against, any of the NRG Indemnified Parties arising out of or resulting from the Power Litigation;

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provided, however, that (i) Buyer and NRG shall be jointly and severally responsible for fifty percent (50%) of all such amounts and (ii) Dynegy shall have no liability or responsibility in respect of any non-monetary Losses suffered or incurred by any NRG Indemnified Party (including the WCP Entities), including injunctive relief. Buyer and NRG each agree that, to the maximum extent permitted by applicable law (but subject to the limitations set forth herein), they shall indemnify, defend and hold harmless, jointly and severally, each of the Dynegy Indemnified Parties from, against and in respect of and shall reimburse the amount of any Loss suffered or incurred by, and any Proceeding against, any of the Dynegy Indemnified Parties arising out of or resulting from the Power Litigation; provided, however, that (a) Dynegy shall be responsible for fifty percent (50%) of all such amounts and (b) Buyer and NRG shall have no liability or responsibility in respect of any non-monetary Losses suffered or incurred by any Dynegy Indemnified Party, including injunctive relief.
     1.4 Mitigation. Each Party shall use commercially reasonable efforts to address any claims and to mitigate any liabilities, losses, or expense in the same manner as it would in the absence of the indemnification provisions of this Agreement.
     Section 2. Defense of Litigation.
     2.1 Control of Litigation. Dynegy shall have the exclusive right to manage, direct, and control the Gas Litigation and the Power Litigation, except to the extent NRG is a named party to the Power Litigation in which case NRG may participate in the defense of the Power Litigation in accordance with the terms of the Power Litigation Joint Defense Agreement. NRG shall have the exclusive right to manage, direct, and control the CDWR Litigation; provided, however, that notwithstanding anything to the contrary set forth in Section 4.2 hereof, NRG shall not have the authority without the express prior written consent of the Dynegy Indemnified Parties, not to be unreasonably withheld or delayed, to file any pleading, make any admission, accept any finding of fact or enter into any settlement regarding the CDWR Litigation which provides that the conduct or behavior of the Dynegy Indemnified Parties constitutes gross negligence, willful misconduct, intentional failure to perform a duty or reckless disregard of the consequences of such conduct or behavior.
     2.2 Lead Counsel. Dynegy shall use as lead counsel Pillsbury Winthrop Shaw Pittman LLP (and NRG acknowledges the absence and waiver of any claim of conflict of interest regarding that law firm) or such other law firm as is reasonably acceptable to NRG with respect to each of the Proceedings that comprise the Gas Litigation and the Power Litigation. Buyer shall use as lead counsel Skadden, Arps, Slate, Meagher & Flom LLP (and Dynegy acknowledges the absence and waiver of any claim of conflict of interest regarding that law firm) or such other law firm as is reasonably acceptable to Dynegy with respect to each of the Proceedings that comprise the CDWR Litigation.
     2.3 Indemnified Party Counsel. Without limiting the provisions of Section 4.2 herein, Dynegy acknowledges that (i) the law firm of Sheppard, Mullin, Richter & Hampton LLP (“SMR&H”) (Carlton Varner or such other partner as SMR&H shall designate) has been retained by NRG to represent its interests in the Gas Litigation, (ii) Dynegy has waived any claim of conflict of interest regarding SMR&H and such representation of NRG, and (iii) SMR&H does not represent Dynegy in the Gas Litigation. NRG acknowledges that SMR&H is not serving or

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authorized to serve as lead counsel or as co-counsel to Pillsbury Winthrop Shaw Pittman LLP and does not represent the WCP Entities in the Gas Litigation.
     2.4 Cooperation. Without limiting the provisions of Section 4.2 herein, the Parties acknowledge that (i) the provisions of the September 2, 2003, Joint Defense Agreement (the “Gas Litigation Joint Defense Agreement”) to which Dynegy and NRG are parties shall apply to communications between Dynegy and NRG and their respective counsel with respect to the Gas Litigation and (ii) the provisions of the August 21, 2003, Joint Defense Agreement (the “Power Litigation Joint Defense Agreement”) to which Dynegy and NRG are parties shall apply to communications between Dynegy and NRG and their respective counsel with respect to the Power Litigation. The Parties agree to amend promptly Exhibit A to the Gas Litigation Joint Defense Agreement to include all of the lawsuits and proceedings listed on Exhibit A to this Agreement, Exhibit A to the Power Litigation Joint Defense Agreement to include all of the lawsuits and proceedings listed on Exhibit D to this Agreement, and if the exception in Section 1.2(i) above becomes applicable, Dynegy and NRG will add such litigation to Exhibit A of the Power Litigation Joint Defense Agreement. In the event of a conflict or an inconsistency between the terms of this Agreement and any of the above-referenced Joint Defense Agreements, the terms of this Agreement shall govern and control.
     2.5 Defense Costs. Without limiting Section 1.1 above, the defense of the Proceedings that comprise the Gas Litigation shall be at the sole cost and expense of Dynegy, which shall not seek, directly or indirectly, to charge back any such costs or expenses to any of the NRG Indemnified Parties (including the WCP Entities), and Dynegy shall be solely responsible for all legal fees and expenses of the counsel controlling the Gas Litigation. Without limiting Section 1.2 above, the defense of the Proceedings that comprise the CDWR Litigation shall be at the sole cost and expense of Buyer and NRG, neither of which shall seek, directly or indirectly, to charge back any such costs or expenses to any of the Dynegy Indemnified Parties, and Buyer shall be solely responsible for all fees and expenses of the counsel controlling the CDWR Litigation; provided, however, that if and to the extent that the exception in Section 1.2(i) above applies to any Loss otherwise indemnified under Section 1.2, Dynegy shall reimburse Buyer for fifty percent (50%) of any such costs, fees and expenses relating to such Loss. As contemplated by Section 1.3 above, the cost and expense of the defense of the Proceedings that comprise the Power Litigation shall be shared equally by the Parties.
     Section 3. Representations and Warranties. Each Party represents and warrants to the other Party as follows:
     (a) This Agreement in all respects has been voluntarily and knowingly executed by such Party and is the legal, valid and binding obligation of such Party.
     (b) Such Party has the full power and authority to enter into this Agreement and perform its obligations hereunder.
     (c) The execution, delivery and performance of this Agreement by such Party are not prohibited by and do not violate or conflict with or require any consent or approval with respect to (i) such Party’s organizational documents, (ii) any order, writ, injunction, decree or judgment of any Governmental Body, (iii) any material contract or

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agreement to which such Party is a party or by which it is bound, or (iv) any law, rule or regulation applicable to such Party.
     (d) Such Party has had an opportunity to seek and has sought independent legal advice from attorneys of its choice and other advice from such accountants and other professionals as it deems appropriate, in each case with respect to the advisability of executing this Agreement, and such Party has carefully read this Agreement and has made such investigation of the facts pertaining to this Agreement as it deems necessary.
     Section 4. Limitations and Procedures.
     4.1 Limitations on Liability.
          (a) No Indemnitor shall have any obligation to indemnify any Indemnified Party for special, punitive, indirect or consequential damages, lost profits or similar items, except with respect to matters involving actions, claims or other Proceedings brought or asserted by third parties and then only to the extent that an Indemnified Party is required to pay any such damages, lost profits or similar items to such third parties. Nothing in this Agreement is intended to require the payment by the Indemnitor of duplicative, in whole or in part, indemnity payments to an Indemnified Party.
          (b) The amount of any Losses for which indemnification is provided by an Indemnitor shall be net of (1) any amounts recovered by the Indemnified Party with respect to such Losses pursuant to any indemnification by or indemnification agreement with any third party in excess of any associated cost to the Indemnified Party in obtaining such indemnification; (2) any insurance proceeds or other reimbursement received as an offset against such Losses (and no right of subrogation shall accrue hereunder to any insurer or third-party indemnitor); and (3) an amount equal to the net cash tax benefit actually received attributable to such Losses. If the amount to be netted is determined after payment by the Indemnitor of any amount, the Indemnified Party shall repay to the Indemnitor, promptly after such determination, any amount that the Indemnitor would not have had to pay pursuant to this Section 4.1 had such determination been made at the time of payment.
     4.2 Procedure for Indemnification Claims.
          (a) Third Party Claims.
     (i) Each Party shall, with reasonable promptness after obtaining knowledge thereof, provide the other Party or parties against whom a claim for indemnification is to be made under this Section 4 with written notice of all third party Proceedings that may be subject to the indemnification provisions of this Agreement (collectively, “Third Party Claims”), which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, a good faith estimate of the amount of Losses claimed by the third party and copies of any pleadings or demands from the third party. Notwithstanding the foregoing, the failure to provide such notice reasonably promptly shall not release the Indemnitor from

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any of its obligations under this Agreement, except to the extent that the Indemnitor is materially prejudiced by such failure, and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party otherwise than under this Agreement.
     (ii) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to this Section 4 and, if so, whether the Indemnitor elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the Indemnified Party, such consent not to be withheld unreasonably) and at its sole risk and expense, the settlement or defense of the Third Party Claim.
     (iii) If within 30 days after its receipt of the claim notice the Indemnitor notifies the Indemnified Party that it elects to undertake the settlement or defense of the Third Party Claim, the Indemnified Party shall cooperate reasonably with the Indemnitor in connection therewith, including by making available to the Indemnitor all relevant information and the testimony of employees material to the defense of the Third Party Claim including but not limited to the assistance and participation of Lynn Lednicky. The Indemnitor shall reimburse the Indemnified Party for reasonable out-of-pocket costs incurred in connection with such cooperation. The Indemnified Party shall be entitled to approve any proposed settlement that would impose any material non-monetary obligation or duty on the Indemnified Party, or include a finding or admission of any violation of applicable law on the part of the Indemnified Party, which approval shall not be unreasonably withheld. So long as the Indemnitor is diligently and in good faith contesting the Third Party Claim, (1) the Indemnified Party shall be entitled to participate in all aspects of, but not conduct or control, the settlement or defense of the Third Party Claim through counsel and advisors chosen by the Indemnified Party, at its expense (subject to Section 1.3 above), and (2) the Indemnified Party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any Third Party Claim at any time without the consent of the Indemnitor, provided that the terms and conditions of such settlement involve solely the payment of money damages and the Indemnified Party waives any right to indemnification therefor by the Indemnitor.
     (iv) If the potential Indemnitor does not provide the notice described in Section 4.2(a)(ii) above within the 30-day period required thereby or if the potential Indemnitor fails to either contest or undertake settlement negotiations in connection with the Third Party Claim, the Indemnified Party shall thereafter have the right to contest, settle or reach a compromise with respect to the Third Party Claim at its exclusive discretion, at the risk and expense of the Indemnitor, and the Indemnitor will thereby waive any claim, defense or argument that the Indemnified Party’s settlement or defense of such Third Party Claim is in any respect inadequate or unreasonable. Notwithstanding the foregoing, if the

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potential Indemnitor fails to provide the notice described in Section 4.2(a)(ii) within the 30-day period required thereby, the potential Indemnified Party shall provide one fax notice of such Third Party Claim to the chief legal officer of the potential Indemnitor. If the Potential Indemnitor still does not provide the required notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the Third Party Claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide notice within the 30-day period.
       (b) Non Third Party Claims.
     (i) Each Party shall deliver to the other Party or parties against whom a claim for indemnification is to be made under this Section 4 written notice of any claims for indemnification under this Section 4 other than Third Party Claims, which notice shall include a statement of the basis of the claim for indemnification, including a summary of the facts or circumstances that form the basis for the claim, and a good faith estimate of the actual or future potential amount of Losses.
     (ii) A potential Indemnitor shall have 30 days after its receipt of the claim notice to notify the potential Indemnified Party in writing whether or not the potential Indemnitor agrees that the claim is subject to this Section 4 (a “Response Notice”). If the potential Indemnitor does not provide a Response Notice to the Indemnified Party within the required 30-day period, the Indemnitor shall be deemed to accept liability for all Losses described in the claim notice. Notwithstanding the foregoing, if the potential Indemnitor fails to provide a Response Notice within such 30-day time period the potential Indemnified Party shall provide one fax notice of such claim to an officer of the potential Indemnitor. If the potential Indemnitor does provide a Response Notice within three days after receipt of such fax notice, the potential Indemnitor shall not be deemed by such failure to have accepted liability for the claim except to the extent that the Indemnified Party is materially prejudiced by the failure to provide such notice within the 30-day period.
     4.3 Exclusive Remedy. A Party’s right to indemnification provided in this Agreement is the sole and exclusive remedy of that Party from and after the Closing with respect to any Losses arising out of or relating to the Gas Litigation, the CDWR Litigation or the Power Litigation; provided, however, that nothing in this Section 4.3 shall restrict or prohibit any Party from bringing any action (i) for injunctive relief or specific performance to the extent legally available or (ii) in the event of fraud by a Party. Each Party waives any provision of applicable Law to the extent it would vitiate, limit or restrict the agreement in this Section 4.3.
     Section 5. Binding Effect; Successors and Assigns. Neither Party shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party. Subject to the foregoing, (i) this Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, and (ii) each Party shall require any entity(ies) that, as a result of any

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merger, purchase of assets, reorganization or other transaction, acquires or succeeds to all or substantially all of the business or assets of such Party (or any one or more of them) to assume expressly the obligations of such Party under this Agreement pursuant to a written assumption agreement in form and substance reasonably satisfactory to the other Party.
     Section 6. Confidentiality. The Parties intend this Agreement to be and remain strictly confidential, with the limited exceptions set forth in this Section 6. Evidence of this Agreement shall not be disclosed in discovery, in testimony or in evidence in any Proceeding, except as required by law or judicial process or as necessary to enforce the terms of this Agreement or to the extent the terms of this Agreement are no longer confidential. Each of the Parties agrees not to disclose, publicize, or cause to be disclosed or publicized in any manner, directly or indirectly, any of the confidential terms and conditions of this Agreement, except (i) to its accountants, auditors, financial advisors, and attorneys, provided such persons are informed of this confidentiality requirement; (ii) to state and federal taxing authorities; (iii) as legally required by applicable law or judicial process or by stock exchange rules and regulations, and in this regard each Party shall have the right to disclose the existence and nature of this Agreement in its filings with the SEC and other regulatory authorities; or (iv) with the prior written consent of the other Party.
     Section 7. Rules of Construction. In this Agreement, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.
     Section 8. Severability. If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable under applicable law, the remaining terms and provisions of this Agreement shall remain in full force and effect to the extent permitted by law. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the Parties hereby waive to the same extent any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
     Section 9. Integration; Modifications. This Agreement, the Gas Litigation Joint Defense Agreement and the Power Litigation Joint Defense Agreement (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, and (b) supersede all prior negotiations and all prior oral or written representations, understandings, promises, commitments, and agreements between the Parties or any of their affiliates with respect to the subject matter hereof. The Parties agree, each on behalf of itself and its affiliates, that no representation, understanding, promise, commitment or agreement relating to the subject matter hereof shall be enforceable against any Party or its affiliates unless it is contained in this Agreement, the Gas Litigation Joint Defense Agreement or the Power Litigation Joint Defense Agreement. No term of this Agreement, the Gas Litigation Joint Defense Agreement or the Power Litigation Joint Defense Agreement may be amended, waived, or otherwise modified except in a writing signed by both Parties.

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     Section 10. No Waiver. Failure to insist on compliance with any term or provision contained in this Agreement shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
     Section 11. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California without reference to any conflict of law principles. Each of the Parties submits to the jurisdiction of any federal court located in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or tribunal. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding so brought. Each Party agrees to frame any complaint brought in any such action or proceeding to support federal court jurisdiction if grounds for federal jurisdiction exist, and further agrees that any of the other Parties may required such Party to dismiss any state law case where a federal court would have jurisdiction over the subject matter.
     Section 12. Further Actions. Each of the Parties agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement.
     Section 13. Counterparts. This Agreement may be executed in one or more counterparts and the counterparts signed in the aggregate shall constitute a single, original instrument.
     Section 14. Certain Defined Terms. As used herein, the following terms shall have the meanings ascribed to them below:
          “CDWR Litigation” —
     (a) any Proceeding that:
     (i) is identified on Exhibit C attached hereto and incorporated herein by this reference;
     (ii) after the date of the Purchase Agreement may be served upon or commenced against (including via counterclaims or cross-claims in litigation identified on Exhibit C) any of the WCP Entities, the other NRG Indemnified Parties, or the Dynegy Indemnified Parties to the extent, and only to the extent, based either on (1) the acts or omissions that formed the basis of the Proceedings identified on Exhibit C or (2) acts or omissions similar to those that formed the basis of the Proceedings identified on Exhibit C; or
     (iii) arises out of or is related to the negotiation, execution, administration of or performance (or non-performance) of that certain (1)

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Master Power Sale and Purchase Agreement, dated March 2, 2001, by and between Dynegy Power Marketing, Inc. acting as agent for Cabrillo Power I LLC, El Segundo Power LLC and Long Beach Generation LLC, and State of California Department of Water Resources separate and apart from its powers and responsibilities with respect to the State Water Resources Development System, or (2) System Contingent Capacity Purchase and Sales Agreement, dated March 2, 2001, by and between Dynegy Power Marketing, Inc. acting as agent for Cabrillo Power I LLC, El Segundo Power LLC and Long Beach Generation LLC and State of California Department of Water Resources separate and apart from its powers and responsibilities with respect to the State Water Resources Development System; or
     (b) any investigation by any Governmental Body against any of the WCP Entities, or against Dynegy or any of its affiliates with respect to the power marketing activities of such Dynegy affiliates for or on behalf of any of the WCP Entities, that involves the same or similar acts or omissions that form the basis of the Proceedings identified on Exhibit C.
          “Gas Litigation” —
(a) any Proceeding that:
     (i) is identified on Exhibit A attached hereto and incorporated herein by this reference;
     (ii) after December 1, 2005 may be served upon or commenced against (including via counterclaims or cross-claims in litigation identified on Exhibit A) any of the WCP Entities or the other NRG Indemnified Parties to the extent, and only to the extent, based on (1) the acts or omissions that formed the basis for the Proceedings identified on Exhibit A, (2) the acts or omissions that formed the basis of the December 12, 2002 CFTC Order (the “CFTC Order”, a copy of which is attached hereto as Exhibit B) in the Proceeding styled In the Matter of Dynegy Marketing & Trade and West Coast Power, LLC, CFTC Docket No. 03-03, or (3) acts or omissions similar to those that formed the basis of the CFTC Order or the Proceedings identified on Exhibit A; or
     (iii) after the date of the Purchase Agreement may be served upon or commenced against the WCP Entities to the extent, and only to the extent, based on alleged natural gas “wash trading” activities by employees of Dynegy or its wholly owned subsidiaries during the time period covered by the CFTC Order and complained of in certain of the Proceedings identified on Exhibit A; or

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     (b) any investigation by any Governmental Body against Dynegy or its affiliates, or against any of the WCP Entities, that involves the same or similar acts or omissions that form the basis of the Proceedings identified on Exhibit A.
“Governmental Body” — any:
     (a) nation, state, county, city, town, district or other jurisdiction of any nature;
     (b) federal, state, local, municipal, foreign or other government;
     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);
     (d) multinational organization or body; or
     (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
          “Indemnified Party” — a Dynegy Indemnified Party or an NRG Indemnified Party.
          “Known” — for the purpose of Section 1.2(i)(a), shall mean that David Lloyd, Keith Richards, Ershell Redd, Catherine Jacobs or Michael Bramnick have actual knowledge without investigation.
          “Indemnitor” — a Party providing indemnification under this Agreement.
          “Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.
          “Person” — any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association, organization or other entity or Governmental Body.
          “Power Litigation” —
     (a) any Proceeding that arises out of or is related to the California power crisis, including the Proceedings that are:
     (i) identified on Exhibit D attached hereto and incorporated herein by this reference; or
     (ii) after the date of the Purchase Agreement may be served upon or commenced against (including via counterclaims or cross-claims in litigation

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identified on Exhibit D) any of the WCP Entities, the other NRG Indemnified Parties, or the Dynegy Indemnified Parties based either on (1) acts or omissions that formed the basis of the Proceedings set forth on Exhibit D, or (2) acts or omissions similar to those that formed the basis of the Proceedings set forth on Exhibit D; or
     (b) any investigation by any Governmental Body against any of the WCP Entities, or against Dynegy or any of its affiliates with respect to the power marketing activities of such Dynegy affiliates for or on behalf of any of the WCP Entities, that involves the same or similar acts or omissions that form the basis of the Proceedings identified on Exhibit D.
          “Proceeding” — any action, arbitration, hearing, litigation, or suit (whether civil, criminal, or administrative) commenced, brought, conducted or heard by or before any Governmental Body or arbitrator.
          “WCP Entities” — WCP (Generation) Holdings LLC, West Coast Power LLC, Cabrillo Power I LLC, Cabrillo Power II LLC, El Segundo Power, LLC, El Segundo Power II LLC and Long Beach Generation LLC.
     Section 15. Ca. Civ. Code Section 1542 Waiver. The Parties hereby acknowledge that there is a risk that, subsequent to the execution of this Agreement, they may discover, incur or suffer from claims which were unknown or unanticipated at the time this Agreement was executed, including unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters addressed herein which, if known on the date this Agreement was executed, may have materially affected their decision to execute this Agreement. Dynegy and NRG each acknowledge that they are assuming the risk of such unanticipated claims and agree that this Agreement applies thereto. The Parties expressly waive the benefits of Section 1542 of the California Civil Code, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Effective upon effectiveness of the terms of this Agreement, the parties waive and relinquish all rights and benefits which they have or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect.
     Section 16. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally or by confirmed facsimile transmission or sent by United States first class mail, registered or certified, postage prepaid, by overnight courier addressed as follows:

12

If to NRG or NRG West Coast:	NRG Energy, Inc.
211 Carnegie Center
Princeton, NJ 08540
Attn: General Counsel
Fax: 609-524-4589

Copy to:	NRG Energy, Inc.
4600 Carlsbad Boulevard Carlsbad, CA 92008
Attn: David Lloyd, Senior Attorney
Fax: 760-268-4017

If to Dynegy:	Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
Attn: Lynn Lednicky, Executive Vice President
Fax: 713-767-5181

Copy to:	Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas 77002
Attn: J. Kevin Blodgett, General Counsel and
Executive Vice President
Fax: 713-356-2185
or to such other address as either Party may from time to time designate to the other by notice. Notice given as set out above shall be deemed delivered upon personal receipt, confirmed facsimile transmission, if by mail three (3) days after the date same is postmarked or upon delivery by overnight courier.
[Signature Page Follows]

13

This Agreement is executed to be effective as of the Effective Date.

DYNEGY INC.	NRG ENERGY, INC.

By:	By:

Name:	Name:

Its:	Its:

NRG WEST COAST LLC

By:

Name:

Its:

14

EXHIBIT A
EXISTING GAS LITIGATION
1. Cruz M. Bustamante, et al. v. Williams Energy Services, et al., Los Angeles Superior Court Case No. BC285598
2. In Re Natural Gas Commodity Litigation, USDC Southern District of NY, Case No. 03-CV-6186
3. ABAG Publicly Owned Energy Resources v. Sempra Energy, et al., Alameda County Superior Court, Case No. RG04186098; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00036
4. Abelman Art Glass v. EnCana Corporation, et al., USDC Eastern District of CA, Case No. 04-CV-6684; now MDL Docket No. 1566, Case No. CV-S-05-0437, Base File No. CV-S-03-1431 PMP (PAL)
5. City & County of San Francisco, et al. v. Sempra Energy, et al., San Diego County Superior Court, Case No. GIC 832539; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00023
6. City of San Diego v. Sempra Energy, et al., San Diego County Superior Court, Case No. GIC 839407; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00026
7. County of Alameda v. Sempra Energy, Alameda County Superior Court, Case No. RG04182878; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00033
8. County of San Diego v. Sempra Energy, et al., San Diego County Superior Court, Case No. GIC 833371; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00024
9. County of San Mateo v. Sempra Energy, et al., San Mateo County Superior Court, Case No. CIV443882; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00044
10. County of Santa Clara v. Sempra Energy, et al., San Diego County Superior Court, Case No. GIC 832538; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00022
11. Fairhaven Power Company v. EnCana Corporation, et al., USDC Eastern District of CA, Case No. CIV-F-04-6256; now MDL Docket No. 1566, Case No. CV-S-05-0243, Base File No. CV-S-03-1431-PMP (PAL)

12. Nurserymen’s Exchange, Inc. v. Sempra Energy, et al., San Mateo County Superior Court Case No. CIV442605; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00043
13. Older v. Sempra Energy, et al., San Diego Superior Court Case No. GIC 835457; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00025
14. Owens-Brockway Glass Container, Inc. v. Sempra Energy, et al., Alameda County Superior Court, Case No. RG04192046; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00037
15. Sacramento Municipal Utility District v. Reliant Energy Services, Inc., Sacramento County Superior Court, Case No. 04AS04689; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00040
16. School Project for Utility Rate Reduction v. Sempra Energy, et al., Alameda County Superior Court, Case No. RG04180958; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00035
17. Tamco, et al. v. Dynegy, Inc., et al., San Diego County Superior Court, Case No. GIC 840587; now part of SD Superior Court coordinated proceeding Natural Gas Anti-trust Litigation, Case No. JCCP 4221-00027
18. Utility Savings & Refund Services, LLP v. Reliant Energy Services, Inc., et al., USDC Eastern District of CA, Case No. 04-CV-6626; now MDL Docket No. 1566, Case No. CV-S-05-0110 PMP (PAL), Base File No. CV-S-03-1431-PMP (PAL)
19. Texas-Ohio Energy, Inc. v. Centerpoint Energy, Inc., USDC Eastern District of California, Case No. CIV S-03-2346; MDL Docket No. 1566, Case No. CV-S-04-0465 PMP (PAL), Base File No. CV-S-03-1431-PMP (PAL), on appeal to US Court of Appeal for the 9th Cir., Docket No. 05-15919
20. Ever-Bloom, Inc. v. AEP Energy Services, Inc., et al., USDC Eastern District of CA, Case No. 05-CV-0814; now MDL Docket No. 1566, Case No. CV-S-05-1169 PMP (PAL), Base File No. CV-S-03-1431-PMP (PAL)
21. ** Pabco Building Products LLC. v. Dynegy, Inc.; West Coast Power LLC; Dynegy Marketing and Trade; Reliant Energy Services; Reliant Resources; Centerpoint Energy; Mary Kathleen Zanaboni; Encana Corp.; WD Energy Services; Aquila Inc.; Aquila Merchant Services, San Diego County Superior Court, Case No. GIC 856187
22. ** The Board of Trustees of the California State University v. Dynegy, Inc.; West Coast Power; Reliant Services; Centerpoint Energy; Mark Zanaboni; Encana Corp.; WE Energy Services; Aquila Inc., San Diego County Superior Court, Case No. GIC 856188

** = Dynegy is aware of the filing of these cases but has not yet been served.

A-2

EXHIBIT B
CFTC ORDER

EXHIBIT C
EXISTING CDWR LITIGATION
Pub. Util. Comm’n of the State of Calif. v. Sellers of Long-Term Contracts to the Calif. Dep’t of Water Resources and Calif. Electricity Oversight Board v. Sellers of Energy and Capacity Under Long-Term Contracts with the Cal. Dep’t. of Water Resources (consolidated), FERC Docket Nos. EL02-60-000, EL02-60-003, and EL02-60-004, on appeal, Pub. Util. Comm’n of the State of Calif. v. FERC, Case No. 03-70207 (9th Cir.).

EXHIBIT D
EXISTING POWER LITIGATION
1. Egger v. Dynegy, et al., San Diego Superior Court Case No. GIC 809822, now USDC Southern District of CA, Case No. 03-1060, and part of In re California Wholesale Electricity Antitrust Litigation, MDL No. 1405
2. Wholesale Electricity Antitrust Cases I & II [Rule 1550(b)], No. JCCP 4204 & 4205, California Superior Court
3. City of Tacoma v. AEP Service Corp., et al., USDC Dist. of Washington at Tacoma, Case No. C04-5325 RBL, and part of In re California Wholesale Electricity Antitrust Litigation, MDL No. 1405, on appeal to US Ct. of Appeals for 9th Cir., Docket No. 05-55368
4. Wah Chang v. Avista Corp., et al., USDC Dist. of Oregon, Case No. 04-CV-00619-AS, and part of In re California Wholesale Electricity Antitrust Litigation, on appeal to the US Ct. of Appeals for the 9th Circuit
5. Preferred Energy Services, Inc. v. Reliant Energy Services, Inc., et al., USDC Northern District of CA, Case No. 5:05-1435, and part of In re California Wholesale Electricity Antitrust Litigation, MDL No. 1405.
Dismissed Cases
6. Nick Symonds v. Dynegy, Inc., et al., USDC Western District of Washington at Seattle, Case No. 02-2522
7. Sharon Lodewick v. Dynegy, Inc., et al., Cir. Court of OR, Case No. 212-12771; USDC District of Oregon, Case No. 3-03-157-AS
8. Wayne Kurtz v. Duke Energy Trading and Marketing LLC, et al., Los Angeles Superior Court Case No. BC 283621; USDC Southern District of CA, Case No. 03-0011, and part of In re California Wholesale Electricity Antitrust Litigation, MDL No. 1405
9. Bronco Don Holdings v. Duke Energy Trading and Marketing LLC, et al., San Francisco Superior Court, Case No. CGC-02-408325 – JCCP 4245; USDC Northern District of CA, Case No. 02-2836; USDC Southern District of CA, Case No. 02-2178, and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
10. T&E Pastorino v. Duke Energy Trading and Marketing LLC, et al., San Mateo Superior Court, Case No. CIV 422241 – JCCP 4245; USDC Northern District of CA, Case No. 02-2638; USDC Southern District of CA, Case No. 02-2176, and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793

11. Century Theatres, Inc. v. Allegheny Energy Supply Company, LLC, et al., San Francisco Superior Court, Case No. CGC-02-407912 – JCCP 4245; USDC Northern District of CA, Case No. 02-2834; USDC Southern District of CA, Case No. 02-2177, and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
12. J&M Karsant Family Limited Partnership v. Duke Energy Trading & Marketing, LLC, et al. and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
13. Leo’s Day and Night Pharmacy v. Duke Energy Trading & Marketing, LLC, et al. and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
14. El Super Burrito v. Allegheny Energy Supply Company, LLC, et al. and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
15. RDJ Farms, Inc. v. Brittalia Ventures v. Allegheny Energy Supply Company, LLC, et al. and part of In re California Wholesale Electricity Antitrust Litigation - MDL No. 1405; US Court of Appeals for the 9th Cir., Docket No. 03-56793
16. Public Utility No. 1 of Snohomish County v. Dynegy Power Marketing, Inc., aff’d, US Court of Appeals for the Ninth Circuit, Docket No. 03-55191, cert. denied – US Supreme Court, Case No. 04-612
17. People of the State of California ex. Re. Bill Lockyer, Attorney General of the State of California v. Dynegy, aff’d, US Court of Appeals for the Ninth Circuit, Docket No. 02-16619, cert. denied – US Supreme Court

D-2

EXHIBIT E
ILLUSTRATION OF THE APPLICATION OF SECTION 1.2(i)

	NRG/Buyer Responsibility
CDWR Judgment Amount	and Indemnification	Dynegy Pays	NRG/Buyer Pays
Proviso in Section 1.2 (i) does not apply			all amounts $000,000
100	300	0	100
200	300	0	200
300	300	0	300
400	300	0	400
500	300	0	500
600	300	0	600
700	300	50	650
800	300	100	700
900	300	150	750
1000	300	200	800

Proviso in Section 1.2(i) applies to 100% of Loss			all amounts $000,000
100	0	50	50
200	0	100	100
300	0	150	150
400	0	200	200
500	0	250	250
600	0	300	300
700	0	350	350
800	0	400	400
900	0	450	450
1000	0	500	500

EXHIBIT G
FORM OF MUTUAL RELEASE AND WAIVER AGREEMENT
     This Mutual Release and Waiver Agreement (this “Release”) is executed and delivered as of the Effective Date (defined below) by and between NRG Energy, Inc., a Delaware corporation (“NRG”), NRG West Coast LLC, a Delaware limited liability company (“Buyer”), WCP (Generation) Holdings LLC, a Delaware limited liability company, (“WCP Holdings”), West Coast Power LLC, a Delaware limited liability company (“WCP”), El Segundo Power, LLC, a Delaware limited liability company (“El Segundo”), El Segundo Power II LLC, a Delaware limited liability company (“El Segundo II”), Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”), Cabrillo Power I LLC, a Delaware limited liability company (“Cabrillo I”), and Cabrillo Power II LLC, a Delaware limited liability company (“Cabrillo II”), on the one hand, and Dynegy Inc., an Illinois corporation (“Dynegy”), Dynegy Holdings Inc., a Delaware corporation (“DHI”), DPC II Inc., a Delaware corporation (“Seller”), Dynegy Power Marketing, Inc., a Texas corporation (“DPM”), Dynegy Marketing and Trade, a Colorado general partnership (“DMT”), Dynegy Power Management Services, L.P., a Delaware limited partnership (“DPMS”), on the other hand. El Segundo, El Segundo II, Long Beach, Cabrillo I, and Cabrillo II are each referred to herein individually as a “Project Company” and collectively as the “Project Companies”. NRG, Buyer, WCP Holdings, WCP and the Project Companies are referred to herein as the “NRG Parties”. Dynegy, DHI, Seller, DPM, DMT and DPMS are referred to herein as the “Dynegy Parties”. NRG, Buyer, WCP Holdings, WCP, the Project Companies, Dynegy, Seller, DPM, DMT and DPMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, pursuant to that certain Purchase Agreement dated December___, 2005, by and between Buyer and NRG, on the one hand, and Seller and Dynegy, on the other hand, (the “Purchase Agreement”), Buyer agreed to purchase all of Seller’s membership interest in WCP Holdings;
     WHEREAS, WCP Holdings is the owner of 100% of the membership interests in WCP and WCP is the owner of 100% of the membership interests in the Project Companies;
     WHEREAS, DPC, DPM, DMT and DPMS have heretofore entered into the WCP Related Agreements and the Other California Agreements (as such terms are defined in the Termination Agreement); and
     WHEREAS, in connection with the Closing under the Purchase Agreement, the Parties hereto hereby desire to release each other from and waive certain claims as more particularly described herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
     1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. “Effective Date” means the date of Closing under the Purchase Agreement.

2. Release and Waiver of Claims by the Dynegy Parties.
     (a) Subject to the last sentence of this Section 2(a), the Dynegy Parties effective upon the Effective Date unconditionally and irrevocably release, waive and forever give up any and all Claims (as defined below) against the NRG Parties and their respective principals, representatives and successors in interest (collectively, the “NRG Released Parties”). This is a general release that specifically extends to and encompasses all Claims of the Dynegy Parties, including Claims of the Dynegy Parties of which the Dynegy Parties may not now be aware. The Dynegy Parties represent and warrant that the Dynegy Parties have not previously alienated or purported to grant anyone else any interest whatsoever in any Claims of the Dynegy Parties and that the Dynegy Parties release of all Claims of the Dynegy Parties pursuant to this Release does not require the consent of or notice to any other party. Notwithstanding anything in this Release to the contrary, nothing herein shall be deemed to release or waive any Claim by any of the Dynegy Parties (i) to enforce the terms and conditions of this Release or any of their rights under the Purchase Agreement, including, but not limited to, rights of indemnification, (ii) to enforce their rights under any of the Ancillary Agreements, or (iii) which arises out of any Claim by a third party or Governmental Authority against any of the Dynegy Parties or against any of their respective Affiliates and/or, with respect to any such Claim by a third party or Governmental Authority, gives rise to a right of indemnification, recovery or contribution under any of the WCP Related Agreements, Other California Agreements, under applicable Law or otherwise. Nothing in this Section 2(a), however, shall be construed as an exception to, or modification of, the Litigation Agreement, it being understood that the Litigation Agreement shall govern and control with respect to the subject matter thereof.
     (b) As used in Section 2 above and in Section 3 below, the term “Claims” means all claims, causes of action, damages, demands, obligations, promises, costs and expenses (including court costs and attorneys’ fees), rights and remedies, at law or in equity, whether known or unknown, whether sounding in contract, tort, strict liability or any other common law or statutory basis which relate in any way to the Membership Interest, WCP, WCP Holdings, the Project Companies, the Projects, the WCP Related Agreements or the Other California Agreements.
     (c) The Dynegy Parties hereby acknowledge that there is a risk that, subsequent to the execution of this Release, they may discover, incur or suffer from claims which were unknown or unanticipated at the time this Release was executed, including unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters addressed herein which, if known on the date this Release was executed, may have materially affected their decision to execute this Release. The Dynegy Parties acknowledge that they are assuming the risk of such unanticipated claims and agree that this Release applies thereto. The Dynegy Parties expressly waive the benefits of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Effective upon the Effective Date, the Dynegy Parties waive and relinquish all rights and benefits which they have or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect.
3. Release and Waiver of Claims by the NRG Parties.
     (a) Subject to the last sentence of this Section 3(a), the NRG Parties effective upon the Effective Date unconditionally and irrevocably release, waive and forever give up any and all Claims (as defined above) of the NRG Parties against the Dynegy Parties and their respective principals, representatives and successors in interest (collectively, the “Dynegy Released Parties”). This is a general release that specifically extends to and encompasses all Claims of the NRG Parties, including Claims of the NRG Parties of which the NRG Parties may not now be aware. The NRG Parties represent and warrant that the NRG Parties have not previously alienated or purported to grant anyone else any interest whatsoever in any Claims of the NRG Parties and that the NRG Parties release of all Claims of the NRG Parties pursuant to this Release does not require the consent of or notice to any other party. Notwithstanding anything in this Release to the contrary, nothing herein shall be deemed to release or waive any Claim by any of the NRG Parties (i) to enforce the terms and conditions of this Release or any of their rights under the Purchase Agreement, including, but not limited to, rights of indemnification, (ii) to enforce their rights under the Ancillary Agreements, or (iii), subject to Section 8.3 of the Purchase Agreement, which arises out of any Claim by a third party or Governmental Authority against any of the NRG Parties or against any of their respective Affiliates or, with respect to any such Claim of a third party or Governmental Authority, gives rise to a right of indemnification, recovery or contribution under any of the WCP Related Agreements, Other California Agreements, under applicable Law or otherwise. Nothing in this Section 3(a), however, shall be construed as an exception to, or modification of, the Litigation Agreement, it being understood that the Litigation Agreement shall govern and control with respect to the subject matter thereof.
     (b) The NRG Parties hereby acknowledge that there is a risk that, subsequent to the execution of this Release, they may discover, incur or suffer from claims which were unknown or unanticipated at the time this Release was executed, including unknown or unanticipated claims which arise from, are based upon or are related to the issues and matters addressed herein which, if known on the date this Release was executed, may have materially affected their decision to execute this Release. The NRG Parties acknowledge that they are assuming the risk of such unanticipated claims and agree that this Release applies thereto. The NRG Parties expressly waive the benefits of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Effective upon the Effective Date, the NRG Parties waive and relinquish all rights and benefits which they have or may have under Section 1542 or the law of any other state or jurisdiction to the same or similar effect.
          4. Counterparts; Governing Law; Venue. This Release may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Release to produce or account for more than one such counterpart. This Release shall be construed under and governed by the laws of the State of New York, without regard to its conflict of laws principles. Each of the Parties submits to the jurisdiction of New York, New York in any action or proceeding arising out of or relating to this Release and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Release in any other court or tribunal. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding so brought. Each Party agrees to frame any complaint brought in any such action or proceeding to support federal court jurisdiction if grounds for federal jurisdiction exist, and further agrees that any of the other Parties may required such Party to dismiss any state law case where a federal court would have jurisdiction over the subject matter.
          5. Rules of Construction. In this Release, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Release are for convenience only and shall be disregarded in construing this Release.
          6. Severability. If any term or provision of this Release is determined to be invalid, illegal or unenforceable under applicable law, the remaining terms and provisions of this Release shall remain in full force and effect to the extent permitted by law. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Release to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by law, the Parties hereby waive to the same extent any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
          7. Integration; Modifications. This Release (a) integrates all the terms and conditions mentioned in or incidental to this Release, and (b) supersedes all prior negotiations and all prior oral or written representations, understandings, promises, commitments, and agreements between the Parties or any of their affiliates, except the Purchase Agreement and the Ancillary Agreements, with respect to its subject matter. The Parties agree, each on behalf of itself and its Affiliates, that no representation, understanding, promise, commitment or agreement relating to the subject matter of this Release shall be enforceable against any Party or its Affiliates unless it is contained in this Release. No term of this Release may be amended, waived, or otherwise modified except in a writing signed by all Parties.

          8. No Waiver. Failure to insist on compliance with any term or provision contained in this Release shall not be deemed a waiver of that term or provision, nor shall any waiver or relinquishment of any right or power contained in this Release at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
          9. Further Actions. Each of the Parties agrees to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Release.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the Effective Date.

NRG:

NRG Energy, Inc.

By:

Name:

Title:

Buyer:

NRG West Coast LLC

By:

Name:

Title:

WCP Holdings

WCP (Generation ) Holdings LLC

By:

Name:

Title:

WCP:

West Coast Power LLC

By:

Name:

Title:

Project Companies:

El Segundo Power, LLC

By:

Name:

Title:

El Segundo Power II LLC

By:

Name:

Title:

Long Beach Generation LLC

By:

Name:

Title:

Cabrillo Power I LLC

By:

Name:

Title:

Cabrillo Power II LLC

By:

Name:

Title:

Dynegy:

Dynegy Inc.

By:

Name:

Title:

DHI:

Dynegy Holdings Inc.

By:

Name:

Title:

Seller:

DPC II Inc.

By:

Name:

Title:

DPM:

Dynegy Power Marketing, Inc.

By:

Name:

Title:

DMT:

Dynegy Marketing and Trade

By:

Name:

Title:

DPMS:

Dynegy Power Management Services, L.P.

By:

Name:

Title: